UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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Entergy Texas, Inc.
(Name of Registrant as Specified in its Charter)

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Entergy Texas, Inc. 2107 Research Forest Drive The Woodlands, Texas 77380
NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.
Dear Shareholders:

This information statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the holders of the 1,400,000 shares of the 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Series A Preferred Stock”), the holder of the 150,000 shares of 5.10% Series B Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) and the holder of the 46,525,000 shares of Common Stock, no par value (the “Common Stock”) of Entergy Texas, Inc., a Texas corporation (the “Company,” “us” or “we”), on or about July 12, 2024. Only shareholders of record of the Preferred Stock (the “Preferred Shareholders”) and the Common Stock (the “Common Shareholder”) as of the close of business on July 1, 2024 (the “Record Date”) are entitled to receive this Information Statement.

The purpose of this notice and the accompanying Information Statement is to notify you that on July 1, 2024, the sole Common Shareholder as of the Record Date executed a written consent in lieu of an annual meeting of shareholders (the “Shareholder Consent”) approving the election of four (4) members to our Board of Directors (the “Board”), which was previously approved by the Board on June 21, 2024, and recommended to be presented to the Common Shareholder for its approval by the Board on the same date.

In accordance with Rule 14c-2 and Rule 14a-16 of the Securities Exchange Act of 1934, as amended, the corporate action taken in the Shareholder Consent will be effective on August 21, 2024, forty (40) days after the Notice of Internet Availability of the Information Statement Materials (the “Notice”) is first made available to the Preferred Shareholders and the Common Shareholder.

The Company is pleased to utilize the SEC rules that allow issuers to furnish shareholder materials to their shareholders on the Internet. Accordingly, we are sending the Notice on or about July 12, 2024, to our Preferred Shareholders and the Common Shareholder. The Notice contains instructions on how to access our Information Statement and Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”). In addition, the Notice contains instructions on how you may receive a paper copy of the Information Statement and Annual Report or elect to receive your Information Statement and Annual Report over the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the mailing.

Important Notice Regarding the Availability of this Information Statement and the Annual Report. This Information Statement and the Annual Report are available online at https://www.entergy.com/investors/annual-publications/. If you received the Notice and would like to receive a printed copy of the Information Statement and the Annual Report, please follow the instructions for requesting such materials included in the Notice.
By Order of the Board of Directors
Eliecer Viamontes
Chairman of the Board, Chief Executive Officer and President
July 12, 2024

Entergy Texas, Inc. 2107 Research Forest Drive The Woodlands, Texas 77380

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934
GENERAL INFORMATION
This Information Statement is being made available on or about July 12, 2024, to the holder of record (the “Common Shareholder”) as of the close of business on July 1, 2024 (the “Record Date”) of the 46,525,000 shares of the Common Stock, no par value (the “Common Stock”), the holders of record (the “Series A Preferred Shareholders”) as of the Record Date of the 1,400,0000 shares of the 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Series A Preferred Stock”) and the holder of record (the “Series B Preferred Shareholder” and, together with the Series A Preferred Shareholders, the “Preferred Shareholders”) as of the Record Date of the 150,000 shares of 5.10% Series B Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”) of Entergy Texas, Inc., a Texas corporation (the “Company,” “us” or “we”), in connection with the action taken by Entergy Corporation (“Entergy”), the sole Common Shareholder as of the Record Date. On July 1, 2024, the Common Shareholder executed a written consent in lieu of the Company’s 2024 annual meeting of shareholders (the “Shareholder Consent”), approving the election of four (4) members to our Board of Directors (the “Board”). The action taken pursuant to the Shareholder Consent had previously been approved by the Board on June 21, 2024, and recommended to be presented to the Common Shareholder for its approval by the Board on the same date.

The action being taken in the Shareholder Consent without a meeting of shareholders is authorized by Section 6.202 of the Texas Business Organizations Code (the “Texas Law”) and the Company’s Amended and Restated Certificate of Formation, as amended (our “Certificate of Formation”). Both allow the taking of action without holding a meeting, providing notice, or taking a vote if shareholders having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting in which each shareholder entitled to vote on the action is present and votes, signs a written consent or consents stating the action taken. According to Section 21.359 of the Texas Law, directors of every corporation must be elected at the annual meeting of shareholders by a plurality of the votes cast at the election. Under the Certificate of Formation and the resolutions creating the Preferred Stock, the holders of the Common Stock and Preferred Stock vote together as one class, with the holder of the Common Stock (Entergy) possessing 79% of the voting power and the combined holders of the Preferred Stock possessing 21% of the voting power. In order to eliminate the costs and management time involved in holding an annual meeting and in order to effect the actions described above, the Board voted to utilize the written consent of the Common Shareholder, and subsequently obtained the Shareholder Consent to approve the action described above.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the Preferred Shareholders and the Common Shareholder as of the Record Date. The actions approved by the Common Shareholder will be effective on August 21, 2024, forty (40) days after July 12, 2024, the date this Information Statement is first made available to the Preferred Shareholders and the Common Shareholder.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors
Pursuant to the Shareholder Consent, upon recommendation of the Board, all four (4) members of our Board were reelected, such reelection to be effective August 21, 2024, to hold office until the next annual meeting of shareholders, or action by written consent in lieu thereof, or until their successors have been duly elected and qualified. Below is biographical information about each of our directors, including their age as of July 12, 2024, period served as a director, position (if any) with the Company, business experience and qualifications, directorships of other publicly-owned corporations (if any) or other organizations and other professional affiliations. Each director’s information also provides a high level summary of the specific experience, qualifications and attributes of each director that the Board used to determine that the person should serve as a director.

Director	Relevant Experience and Qualifications
Eliecer Viamontes Age 41 Director Since 2021
Professional Experience
•Chairman of the Board, President and Chief Executive Officer, Entergy Texas (2021 – Present)
•Vice President, Utility Distribution Operations, Entergy Services, LLC (2020 – 2021)
•Florida Power & Light Co.
◦Senior Director, Labor Relations and Corporate Safety (2018 – 2020)
◦Director Major and Governmental Accounts (2017 – 2018)
◦Senior Manager, Customer & Employee Experience (2016 – 2017)
Skills and Attributes
As the Company’s Chairman and Chief Executive Officer, Mr. Viamontes is an integral part of the Company and brings to the Board his leadership skills and his senior executive experience in the utility industry.

Kimberly A. Fontan Age 51 Director Since 2022
Professional Experience
•Executive Vice President and Chief Financial Officer, Entergy (November 2022 – Present)
•Executive Vice President and Chief Financial Officer, Entergy Arkansas, LLC (“Entergy Arkansas”), Entergy Louisiana, LLC (“Entergy Louisiana”), Entergy Mississippi (“Entergy Mississippi”), LLC, Entergy New Orleans, LLC (“Entergy New Orleans”), Entergy Texas and System Energy Resources, Inc. (“System Energy Resources”) (November 2022 – Present)
•Director, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy Texas and System Energy Resources (2022 – Present)
•Senior Vice President and Chief Accounting Officer, Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas and System Energy Resources (2019 – 2022)
•Vice President, System Planning, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and Entergy Texas (2017 – 2019)
Skills and Attributes
As Entergy’s and the Company’s Chief Financial Officer, Ms. Fontan brings to the Board her extensive executive leadership experience in the utility industry and her deep knowledge of the Company.

Entergy Texas Information Statement |	1

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Director	Relevant Experience and Qualifications
Peter S. Norgeot, Jr. Age 59 Director Since 2022
Professional Experience
•Executive Vice President and Chief Operating Officer, Entergy (2022 – Present)
•Director, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and Entergy Texas (2022 – Present)
•Senior Vice President, Operations and Development, Entergy (2022)
•Senior Vice President, Sustainable Planning, Development and Operations, Entergy (2021 – 2022)
•Senior Vice President, Transformation, Entergy (2018 – 2021)
•Senior Vice President, Power Generation, Entergy Services, LLC (2017 – 2018)
Skills and Attributes
Mr. Norgeot brings to the Board his extensive senior executive and operations experiences gained through his role as Entergy’s Chief Operating Officer.

Roderick K. West Age 56 Director Since 2017
Professional Experience
•Group President, Utility Operations, Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and Entergy Texas (2017 – Present )
•President and Chief Executive Officer, System Entergy Resources (2017 – Present)
•Director, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas and System Energy Resources (2017 – Present)
•Hesburgh Trustee, University of Notre Dame (2019 – Present)
•Former Director, Electric Power Research Institute (2016 – 2020)

Current Other Public Company Boards
•Director, Essential Utilities, Inc. (2023 – Present)

Skills and Attributes
Mr. West brings to the Board his extensive senior management and leadership experience and deep knowledge of the utility industry gained through his role as Group President, Utility Operations and his senior level management positions with Entergy.

Shareholder Nominating Procedures

Since Entergy possesses the voting power to elect all of our directors, we do not have any formal procedures by which our shareholders may recommend nominees to our Board.

2	| Entergy Texas Information Statement

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Officers

Below is biographical information about each of our non-director executive officers, including their age as of July 12, 2024, recent business experience, directorships of other publicly-owned corporations (if any) or other organizations and other professional affiliations. Our officers are appointed by our Board and hold office until either their successors have been duly elected or appointed, or they are removed by the Board.

Officer	Relevant Experience and Qualifications
Marcus V. Brown Age 62
Professional Experience
•Executive Vice President and General Counsel of Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy Resources (2013 – Present)
•Director, Energy Insurance Mutual Limited

Andrew S. Marsh Age 52
Professional Experience
•Chairman of the Board, Entergy (2023 – Present)
•Chief Executive Officer, Entergy (2022 – Present)
•Executive Vice President and Chief Financial Officer, Entergy (2013 – 2022)
•Director of Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy (2013 – 2022)
•Executive Vice President and Chief Financial Officer of Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy (2014 – 2022)

Reginald T. Jackson Age 58
Professional Experience
•Senior Vice President and Chief Accounting Officer of Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy (2022 – Present)
•Vice President, Internal Audit and General Auditor, Entergy Services, LLC (2020 – 2022)
•Director, Real Estate and Security, Entergy Services, LLC (2014 – 2020)

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer or other key employee.
Arrangements Between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our directors or officers and any other person pursuant to which the director or officer was elected to serve. Other than Mr. Viamontes, our directors and officers are selected from Entergy’s officers.

Entergy Texas Information Statement |	3

CORPORATE GOVERNANCE

NYSE Listing Standards

The New York Stock Exchange (“NYSE”) exempts companies whose only listed securities are preferred stock or debt from most of its corporate governance requirements, including the requirement to have a board composed of a majority of independent directors. Because the Series A Preferred Stock is the only class of securities of the Company listed on the NYSE, the Company qualifies for these exemptions.
Director Independence
All of the Company’s directors are officers of the Company or its affiliates, and therefore, do not meet the independence standards of the NYSE rules. As discussed above, we are exempt from the NYSE corporate governance standard requiring a board composed of a majority of independent directors, and we are relying on this exemption.
Board Leadership Structure and Role in Risk Oversight

The Board is responsible for the control and direction of the Company. Our Chairman of the Board is our Chief Executive Officer, Eliecer Viamontes. The Board believes that this leadership structure is appropriate given Mr. Viamontes’s deep involvement with the Company and the utility industry.

Entergy’s board of directors provides oversight for it and all of its subsidiaries, including the Company, with respect to overall performance, strategic direction, key corporate policies, and the identification, management and mitigation of risk. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. In accordance with NYSE standards, Entergy’s Audit Committee has the primary responsibility for overseeing the management of risks facing Entergy and its subsidiaries, including the Company. The standing committees of Entergy’s board of directors also regularly consider risks arising within their respective functional areas of responsibility. Each of Entergy’s standing committees receives regular reports from management which assist in its oversight of risk in its respective area of responsibility.
Board Committees

The Company’s Board does not have any standing committees. However, the Entergy board standing committees described below review and consider matters affecting the Company as part of their oversight of Entergy and its subsidiaries. The chairs and members of those committees are appointed annually and are composed entirely of independent directors as defined by NYSE rules and Entergy’s Corporate Governance Guidelines. Each committee operates pursuant to a written charter. Entergy’s Corporate Governance Guidelines, the charters of its Audit, Corporate Governance and Talent and Compensation Committees and the Code of Business Conduct and Ethics (the “Code of Conduct”), including any amendments or waivers, are available at https://www.entergy.com/sustainability/governance/ and in print to any shareholder who requests a copy by writing to Entergy’s Corporate Secretary at Entergy Corporation, 639 Loyola Avenue, New Orleans, Louisiana, 70113. The information on Entergy’s website is not part of this Information Statement, and the website addresses referenced in this Information Statement are not intended to be active links.

The information provided on the following pages describes the current chairs, membership and key responsibilities of each of Entergy’s board committees.

4	| Entergy Texas Information Statement

CORPORATE GOVERNANCE

Audit Committee

Chair: John H. Black*
Other Members: Philip L. Frederickson, M. Elise Hyland and Karen A. Puckett
•All members satisfy the heightened independence standards and qualification criteria of the NYSE and SEC and are financially literate.
•Mr. Black and Mr. Frederickson qualify as “Audit Committee Financial Experts.”
9 meetings in 2023
Key Responsibilities
•Oversees our accounting and financial reporting processes and the audits of our financial statements;
•Oversees cybersecurity risk management practices and performance;
•Assist the Entergy board in fulfilling its oversight responsibilities with respect to our compliance with legal and regulatory requirements, including our disclosure controls and procedures;
•Decides whether to appoint, retain or terminate our independent auditors;
•Pre-approves all audit, audit-related, tax and other services, if any, provided by the independent auditors;
•Appoints and oversees the work of Entergy's Vice President, Internal Audit and assesses the performance our Internal Audit Department; and
•Prepares the Audit Committee Report.

* Patrick J. Condon, who was Chair of the Audit Committee during 2023, retired from the Entergy board of directors at Entergy's 2024 annual meeting of shareholders held on May 3, 2024, at which time, John H. Black was appointed as Chair of the Audit Committee.

Corporate Governance Committee

Chair: Stuart L. Levenick
Other Members: Gina F. Adams, Brian W. Ellis and Blanche L. Lincoln
8 meetings in 2023
Key Responsibilities
•Recommends the director nominees for approval by the Entergy board and shareholders;
•Establishes and implements self-evaluation procedures for the Entergy board and its committees, including individual director evaluations;
•Reviews annually and makes recommendations to the Entergy board on the form and amount of non-employee director compensation; and
•Provides oversight of Entergy’s sustainability strategies, policies and practices, including those relating to climate change and corporate social responsibility.

Finance Committee

Chair: Philip L. Frederickson
Other Members: John R. Burbank, Kirkland H. Donald and M. Elise Hyland
10 meetings in 2023
Key Responsibilities
•Oversees corporate capital structure and budgets and recommends approval of capital projects;
•Oversees financial plans and key financial risks;
•Reviews and makes recommendations to the Entergy board regarding our financial policies, strategies, and decisions, including our dividend policy;
•Reviews our investing activities; and
•Reviews and makes recommendations to the Entergy board with respect to significant investments.

Entergy Texas Information Statement |	5

CORPORATE GOVERNANCE

Talent and Compensation Committee

Chair: Karen A. Puckett
Other Members: Gina F. Adams, John R. Burbank, Brian W. Ellis and Blanche L. Lincoln
•All members satisfy the heightened independence standards and qualification criteria in the NYSE and SEC rules.
9 meetings in 2023
Key Responsibilities
•Determines and approves the compensation of Entergy's Chief Executive Officer and other senior executive officers;
•Approves or makes recommendations to the Entergy board to approve incentive, equity-based and other compensation plans;
•Develops and implements compensation policies;
•Evaluates the performance of Entergy's Chair and Chief Executive Officer;
•Reports at least annually to the Entergy board on succession planning, including succession planning for Entergy's Chief Executive Officer; and
•Provides oversight of the Entergy's organizational health and diversity and inclusion strategies.

Director Attendance
Board Meetings
In 2023, our Board held 4 meetings. All of our incumbent directors, with the exception of Mr. Norgeot, attended at least 75% of the total number of meetings of our Board held during the period of 2023 in which he or she served as director.
Annual Shareholder Meeting
As the sole owner of all of the shares of our common stock, which possesses 79% of the voting power in the election of directors, Entergy has the ability to elect all of the Company’s directors. Accordingly, as permitted by our Certificate of Formation and bylaws, we do not hold an annual meeting of shareholders, and instead, annually, members of our Board are elected through a written consent executed by Entergy.

Shareholder Communication With Our Board
Our shareholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary, c/o Entergy, 639 Loyola Avenue, New Orleans, Louisiana, 70113 or by email at etrbod@entergy.com, who, upon receipt of any communication will note the date the communication was received, open the communication, make a copy of it for our files, and promptly forward the communication to the director(s) to whom it is addressed. However, spam, junk mail, mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, business solicitations and advertisements or requests for donations and sponsorships will not be forwarded.
Business Ethics and Conduct
Our directors, officers and employees are required to comply with the Code of Conduct. The Code of Conduct is intended to focus individuals on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty, accountability and mutual respect. It covers a wide range of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the Company. Any substantive amendment to or waiver from the Code of Conduct for any of Entergy’s directors or executive officers will be disclosed on Entergy’s website, https://www.entergy.com/.

6	| Entergy Texas Information Statement

CORPORATE GOVERNANCE
Anti-Hedging Policy
Entergy has adopted an anti-hedging policy that prohibits officers, directors and employees of Entergy and its affiliates, including the Company, from entering into hedging or monetization transactions involving Entergy’s common stock. Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, straddles or equity swaps or other derivatives that are directly linked to Entergy’s stock or transactions involving “short-sales” of Entergy’s common stock.
Review and Approval of Related Party Transactions
Entergy’s board of directors has adopted a written Related Party Transaction Approval Policy that applies to any transaction or series of transactions in which Entergy or a subsidiary, including the Company, is a participant:
•When the amount involved exceeds $120,000; and
•When a Related Party (a director or executive officer of Entergy or any subsidiary, any nominee for director, any shareholder owning an excess of 5% of the total equity of Entergy and any immediate family member of any such person) has a direct or indirect material interest in such transaction (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).
The policy is administered by Entergy’s Corporate Governance Committee. The committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction and will approve or ratify only those transactions that are, in the committee’s judgment, appropriate or desirable under the circumstances. The Corporate Governance Committee has determined that certain types of transactions do not create or involve a direct or indirect material interest, including (i) compensation and related party transactions involving a director or an executive officer solely resulting from service as a director or employment with Entergy or its subsidiaries, including the Company, as long as the compensation is approved by Entergy’s board of directors (or an appropriate committee); (ii) transactions involving public utility services at rates or charges fixed in conformity with law or governmental authority; or (iii) all business relationships between Entergy and a Related Party made in the ordinary course of business on terms and conditions generally available in the marketplace an in accordance with applicable law. To Entergy’s knowledge, since January 1, 2023, neither Entergy nor any of its affiliates, including the Company, has participated in any Related Party transaction.
Director Compensation
All of the Company’s directors are employees of Entergy or its subsidiaries, and do not receive any additional compensation for their service as a director of the Company. The compensation received in 2023 by the Company’s directors who are also Named Executive Officers (“NEOs”) is shown in the 2023 Summary Compensation Table on page 32.

Entergy Texas Information Statement |	7

AUDIT MATTERS
Fiscal Year 2023 Fees
Deloitte & Touche LLP and their affiliates (“Deloitte & Touche”) served as the independent registered public accounting firm ("Independent Auditor") for Entergy and its subsidiaries, including the Company, in 2023. Deloitte & Touche is an independent public accounting firm registered with the Public Company Accounting Oversight Board (the “PCAOB”).
Aggregate fees allocated to the Company by Deloitte & Touche for the years ended December 31, 2023 and 2022 were as follows:

	2023	2022
Audit Fees[1]	$1,296,014	$1,410,943
Audit-Related Fees[2]	—	$300,000
Total audit and audit-related fees	$1,296,014	$1,710,943
Tax Fees	—	—
All Other Fees	—	—
Total Fees[3]	$1,296,014	$1,710,943
1.Audit Fees include fees for the audit of the registrant’s annual financial statements and internal control over financial reporting, reviews of financial statements including in the registrant’s quarterly reports, services that are normally provided in connection with statutory and regulatory filings or engagements, and services associated with securities filings, such as comfort letters and consents.
2.Audit-Related Fees includes fees for employee benefit plan audits, consultation on financial accounting and reporting, storm examination services in 2022, agreed upon procedures for storm securitizations in 2022, and other attestation services.
3. 100% of fees paid in 2023 and 2022 were pre-approved by Entergy's Audit Committee.

8	| Entergy Texas Information Statement

AUDIT MATTERS
Audit Committee Guidelines for Pre-Approval of Independent Auditor Services
Entergy’s Audit Committee has adopted the following guidelines regarding the engagement of Entergy’s independent auditor to perform services for Entergy and its subsidiaries, including the Company:
1.The independent auditor will provide the Entergy Audit Committee, for approval, an annual engagement letter outlining the scope of services proposed to be performed during the fiscal year, including audit services and other permissible non-audit services (e.g. audit-related services, tax services, and all other services).
2.For other permissible services not included in the engagement letter, Entergy management will submit a description of the proposed service, including a budget estimate, to the Entergy Audit Committee for pre-approval. Management and the independent auditor must agree that the requested service is consistent with the SEC’s rules on auditor independence prior to submission to the Entergy Audit Committee. The Entergy Audit Committee, at its discretion, will pre-approve permissible services and has established the following additional guidelines for permissible non-audit services provided by the independent auditor:
•Aggregate non-audit service fees are targeted at fifty percent or less of the approved audit service fee.
•All other services should only be provided by the independent auditor if it is a highly qualified provider of that service or if the Entergy Audit Committee pre-approves the independent audit firm to provide the service.
3.The Entergy Audit Committee will be informed quarterly as to the status of pre-approved services actually provided by the independent auditor.
4.To ensure prompt handling of unexpected matters, the Entergy Audit Committee delegates to the Entergy Audit Committee Chair or its designee the authority to approve permissible services and fees. The Entergy Audit Committee Chair or designee will report action taken to the Entergy Audit Committee at the next scheduled Entergy Audit Committee meeting.
5.The Entergy Vice President and General Auditor will be responsible for tracking all independent auditor fees and will report quarterly to the Entergy Audit Committee.
The information contained in the following Entergy Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
Entergy Audit Committee Report
The Entergy board of directors’ Audit Committee is comprised of five independent directors. The Audit Committee operates under a board-adopted written charter which is available on Entergy's website. Management has primary responsibility for the preparation, presentation and integrity of Entergy’s and its subsidiaries’ financial statements and for maintaining appropriate accounting and financial reporting policies and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Entergy Audit Committee is responsible for overseeing Entergy’s accounting and financial reporting processes and audits of Entergy’s financial statements. As set forth in its charter, the Entergy Audit Committee acts in an oversight capacity and relies on the work and assurances of management, Entergy’s internal auditors, as well as Entergy’s Independent Auditor, Deloitte & Touche. Deloitte & Touche is responsible for auditing the consolidated financial statements of Entergy and expressing an opinion on their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (PCAOB).
The Entergy Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work performed by Deloitte & Touche. In fulfilling its oversight responsibility, the Entergy Audit Committee carefully reviews the policies and procedures for the engagement of the Independent Auditor, including the scope of the audit, audit fees, auditor independence matters, performance of the Independent Auditor, and the extent to which the Independent Auditor may be retained to perform non-audit services. The Entergy Audit Committee held 9 meetings during 2023. The meetings were designed to facilitate and encourage private communication between the Audit Committee and management, the internal auditors and Deloitte & Touche. During these meetings, the Audit Committee reviewed and discussed the audited annual financial statements, the unaudited interim financial statements and significant accounting policies applied by Entergy and its subsidiaries in their financial statements with management and Deloitte & Touche. The Entergy Audit

Entergy Texas Information Statement |	9

AUDIT MATTERS
Committee also has discussed with and received regular status reports from Entergy’s General Auditor and Deloitte & Touche on the overall scope and plans for their audits of Entergy, including their scope and plans for evaluating the effectiveness of internal control over financial reporting as required by applicable rules of the PCAOB and applicable SEC rules. On a regular basis, the Entergy Audit Committee reviews Entergy’s cybersecurity risk management practices and performance, primarily by receiving reports on Entergy's cybersecurity management program as prepared by the Chief Information Officer, Chief Security Officer, Chief Information Security Officer, and General Auditor.
The discussions with Deloitte & Touche also included the matters required to be discussed by the applicable requirements of the SEC and PCAOB, including Critical Audit Matters. The Entergy Audit Committee received from Deloitte & Touche the written disclosures and the letter required pursuant to applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Entergy Audit Committee concerning independence, and has discussed with Deloitte & Touche, its independence. As required by SEC rules, lead audit partners are rotated every five years. The Entergy Audit Committee was directly involved in the selection process of the current and prior lead partners. One or more members of the Entergy Audit Committee meet with candidates for the lead audit partner and the committee discusses the appointment before the rotation occurs. The current Entergy lead audit partner's term commenced in 2022. Deloitte & Touche provides no internal audit services for Entergy or its subsidiaries, and the Entergy Audit Committee has concluded that non-audit services provided by Deloitte & Touche are compatible with maintaining its independence.
Based on the above-referenced reviews and discussions, the Entergy Audit Committee recommended to the Entergy board of directors that the audited financial statements be included in Entergy’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Board approved this recommendation.
The Audit Committee of the Entergy Board of Directors*:
Patrick J. Condon, Chair        John H. Black            Philip L. Frederickson
M. Elise Hyland                Karen A. Puckett

* Subsequent to the Entergy Audit Committee’s approval of the Audit Committee Report, at the conclusion of Entergy's annual meeting of shareholders held on May 3, 2024, Patrick J. Condon retired from Entergy's board and John H. Black was appointed as the Chair of Entergy's Audit Committee.

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) section of this Information Statement describes Entergy’s executive compensation policies, programs, philosophy and decisions regarding the Company’s NEOs for 2023. It also explains how and why the Talent and Compensation Committee of Entergy’s board of directors (the “Talent and Compensation Committee”) arrived at the specific compensation decisions involving the NEOs in 2023, who were:

Name[1]	Title
Eliecer Viamontes	President and Chief Executive Officer
Marcus V. Brown	Executive Vice President and General Counsel
Kimberly A. Fontan	Executive Vice President and Chief Financial Officer
Andrew S. Marsh	Chair of the Board and Chief Executive Officer, Entergy
Roderick K. West	Group President, Utility Operations
1    Messrs. Brown and West and Ms. Fontan also hold the positions referenced above as executive officers of Entergy and, together with Mr. Marsh, are members of Entergy’s Office of the Chief Executive (“OCE”). No additional compensation was paid in 2023 to any of these officers for their service as an NEO of the Company.

Overview
Entergy's Compensation Principles and Philosophy
Entergy’s executive compensation programs are based on a philosophy of pay for performance aimed at achieving its strategy and business objectives. Entergy believes its executive compensation programs advance the interests of all of its stakeholders, as they are thoughtfully designed to:
•Motivate and reward the achievement of results that are deemed by the Talent and Compensation Committee to be consistent with the overall goals and strategic direction that the Entergy board has approved for Entergy.
•Attract and retain a highly experienced, diverse, and successful management team.
•Create sustainable value for the benefit of all of Entergy's stakeholders, including its customers, employees, communities, and owners.
•Align the interests of the executive officers with Entergy's long-term business strategy by tying equity-based awards to performance metrics designed to focus the executive officers on driving continuous improvement in operational and financial results to the benefit of all stakeholders, including Entergy's customers, employees, communities and owners.
Compensation Best Practices
The Talent and Compensation Committee reviews Entergy’s executive compensation programs on an ongoing basis to evaluate whether they support Entergy's executive compensation principles and philosophy and are aligned with the interests of Entergy's stakeholders. Entergy's executive compensation practices include the following, each of which the Talent and Compensation Committee believes reinforces Entergy's executive compensation principles and philosophy:

Practice	Description
Pay for Performance	The executive compensation programs yield pay outcomes that Entergy believes are highly correlated with performance and drive long-term value creation.

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Practice	Description
Annual and Long-Term Incentive Measures Drive Desired Employee Behaviors
Performance measures for the annual and long-term incentive programs are designed to incentivize employee behaviors that serve our key stakeholders:
• Customers – Net Promoter Score ("NPS").
• Employees – Diversity, Inclusion & Belonging ("DIB") and Safety.
• Communities – Environmental Stewardship and DIB.
• Owners – Adjusted Earnings Per Share ("EPS"), credit measure and relative total shareholder return ("TSR").

Double Trigger Change-in-Control	Entergy requires both a change-in-control and an involuntary termination without cause or voluntary termination with good reason for cash severance payments and immediate vesting of unvested equity awards.
Long-Term Incentives Paid in Stock	All long-term incentives are denominated and settled in shares of Entergy stock.
Robust Stock Ownership Guidelines	Entergy requires its executive officers to own a significant amount of Entergy stock.
Cap on Incentive Awards for OCE Members	The maximum payout for members of the OCE is capped at 200% of the target opportunity for our annual incentive and long-term Performance Unit Program ("PUP") awards.
Rigorous Goals	Entergy sets financial goals based on externally disclosed annual and multi-year guidance and outlooks, and non-financial goals based on a rigorous internal review.
No Hedging of Entergy Stock	Directors, executive officers and employees of Entergy and its subsidiaries may not directly or indirectly engage in transactions intended to hedge or offset the market value of Entergy common stock owned by them.
No Pledging of Entergy Stock	Directors and executive officers of Entergy and its subsidiaries may not directly or indirectly pledge Entergy common stock as collateral for any obligation.
Clawback Policy Beyond Dodd-Frank Requirements
The Company has a recoupment policy that complies with and, in certain respects, goes beyond, the requirements of the new SEC rules and NYSE Listing Standards for our officers as defined under Section 16 of the Exchange Act ("Section 16") for the recovery of any erroneously awarded performance-based incentive compensation. In 2024, Entergy adopted a discretionary recoupment policy applicable to all of the Company's officers, including the NEOs, that allows for recovery of incentive compensation, including time-based awards, from an officer who engages in certain detrimental conduct. See section of this CD&A discussing “Recoupment of Compensation (Clawback Provisions)” for additional information about these policies.

No Excessive Perquisites	Executive officers receive limited ongoing perquisites that make up a small portion of total compensation.
No Tax Gross-Ups	Entergy does not provide tax gross-ups to OCE members, other than with respect to relocation benefits.
No Dividends on Unearned Performance Awards	Entergy does not pay dividends on unearned performance awards.
No Repricing or Exchange of Underwater Stock Options	Entergy's equity incentive plan does not permit repricing or the exchange of underwater stock options without shareholder approval.
No Employment Agreements	Entergy does not have employment agreements with its executive officers.
Independent Compensation Consultant	The Talent and Compensation Committee retains an independent compensation consultant to advise on Entergy's executive compensation programs and practices.

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Practice	Description
Annual Say-on-Pay	Entergy values the input of its shareholders’ on its executive compensation programs. Entergy’s board seeks an annual non-binding advisory vote from shareholders to approve the executive compensation disclosed in the CD&A, tabular disclosure, and related narrative of Entergy’s annual proxy statements.
Annual Compensation Risk Assessment	A risk assessment of Entergy's compensation programs is performed on an annual basis to ensure that the programs and policies do not incentivize unnecessary or excessive risk-taking behavior.
2023 Incentive Program Awards
Performance measures and targets for the 2023 annual incentive program awards were determined by the Talent and Compensation Committee in December 2022 and January 2023, respectively. Performance measures and targets for the 2021 – 2023 performance period for the long-term PUP awards were established in December 2020 and January 2021, respectively. In January 2024 the Talent and Compensation Committee certified the results for the Entergy Achievement Multiplier ("EAM"), the payout factor that determines the funding available for the 2023 annual incentive program awards, and certified the results for the long-term PUP awards for the 2021 – 2023 performance period.
Annual Incentive Program Awards
In December 2022 the Talent and Compensation Committee determined that the EAM would be based on financial and non-financial measures with the financial measure weighted 60% and the four non-financial measures, which address key aspects of our performance on strategies designed to ensure the long-term health and success of Entergy, collectively accounting for the remaining 40%.

Of the four non-financial measures, two are solely quantitative measures and two are based on qualitative assessments that are informed by quantitative measures. As a result, under the program design, the performance assessments for 80% of the overall annual incentive program funding are purely formulaic.

Financial Measure: Keeping with the Talent and Compensation Committee’s goal of aligning performance measures with financial results that link to externally communicated investor guidance, Entergy Tax Adjusted Earnings Per Share ("ETR Tax Adjusted EPS") - a non-GAAP financial measure that is based on the Adjusted EPS that Entergy reports to investors - was used as the financial measure to determine the EAM.

Non-Financial Measures: To demonstrate Entergy’s strong commitment to creating long-term sustainable value for its key stakeholders - customers, communities, employees, and owners - and to link executive compensation more directly to the achievement of those objectives, the Talent and Compensation Committee decided that 40% of the EAM would be determined on the basis of results achieved in the following areas, each of which would be weighted equally: Safety; Customer Net Promoter Score, or NPS; DIB; and Environmental Stewardship.

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The 2023 annual incentive targets and results determined by the Talent and Compensation Committee were:

Annual Incentive Performance Goals[1]	2023 Percentage of EAM	Target	2023 Results	Level of Achievement
ETR Tax Adjusted EPS ($)[2]	60%	6.70	8.83	200%
Safety (SIF Rate)[3]	10%	0.04	0.03	150%
Customer NPS[4]	10%	Residential: 5 Business: 28	Residential: -4.5 Business: 17	—%
DIB	10%	Qualitative[5]		110%
Environmental Stewardship	10%	Qualitative[5]		105%
EAM (as a percentage of target, per annual incentive program)	100%			157%
EAM (as a percentage of target following discretionary adjustment)[6]	100%			138%
1See “What Entergy Pays and Why – 2023 Compensation Decisions – 2023 Annual Incentive Program Performance Assessment” for the minimum and maximum achievement levels.
2ETR Tax Adjusted EPS is a non-GAAP financial measure. See "What Entergy Pays and Why - 2023 Compensation Decisions - Annual Incentive Program Financial Measure and Target" for information regarding this non-GAAP financial measure.
3SIF Rate refers to the rate of serious injuries and fatalities per 100 employees or contractors. The employee and contractor targets and results are averaged to arrive at reported results. The 2023 target was top quartile performance among electric utilities for 2023, as reported by the Edison Electric Institute.
4For 2023, the Customer NPS measure for 2023 was calculated based on equally weighted categories of residential and business customer NPS scores.
5See “What Entergy Pays and Why – 2023 Compensation Decisions – Annual Incentive Compensation – Non-Financial Measures and Targets” for a discussion of the performance assessment of the DIB and Environmental Stewardship performance measures.
6ETR Tax Adjusted EPS adds back 50% of the net effect of significant tax strategy items that may have been excluded from ETR Adjusted EPS. In recognition of the substantial impact on the calculated EAM of the adjustment for 50% of the net benefit of tax strategy items for 2023 and the fact that those items did not produce any current year cash benefit, the Talent and Compensation Committee exercised its discretion to reduce the EAM from 157% to 138%. The Talent and Compensation Committee concluded that this result represented an appropriate recognition of management's strong performance over the course of 2023, including its important role in securing the significant tax benefits reflected in the tax strategy adjustment.

After consideration of individual performance, the Talent and Compensation Committee awarded the NEOs who are members of the OCE payouts averaging 138% of target. Since Mr. Viamontes is not a member of the OCE, his individual annual incentive award payout, which was 125% of target, was determined by his immediate supervisor based on his key accountabilities, accomplishments, and performance.
Long-Term Performance Unit Program Awards
In January 2021, the Talent and Compensation Committee chose relative TSR and Adjusted FFO/Debt Ratio, a non-GAAP financial measure, as the performance measures for the 2021 – 2023 performance period, with relative TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%.
The targets and results for the 2021 – 2023 performance period determined by the Talent and Compensation Committee were:

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Long-Term PUP Measures	Weighting	2021 – 2023 PUP Target	2021 – 2023 PUP Result	Level of Achievement
Relative TSR[1]	80%	Median	2nd Quartile	115%
Adjusted FFO/Debt Ratio[2]	20%	15.50%	2021: 10.74% 2022: 14.30% 2023: 16.95%	66%
Payout (as a percentage of target)		100%		105%
1Entergy ranked 10th of the 20 companies comprising the Philadelphia Utility Index, the industry peer group used by the Talent and Compensation Committee for determining relative TSR performance levels, for the performance period.
2The Adjusted FFO/Debt Ratio, a non-GAAP financial measure, is the ratio of: (i) adjusted funds from operations calculated as consolidated operating cash flow adjusted for allowance for funds used during construction, working capital and the effects of securitization revenue, and the Pre-Determined Exclusions (as defined later in this CD&A) to (ii) total consolidated debt, excluding outstanding or pending securitization debt. Adjusted FFO/Debt Ratio is evaluated on an annual basis against the target set for each year, which, for the 2021-2023 performance period was 15.5%. The annual results are then averaged to determine the Adjusted FFO/Debt Ratio payout percentage. The Adjusted FFO/Debt Ratio FFO/Debt was below the minimum performance achievement level of 14.5% for 2021 and 2022, and near the maximum achievement level of 17.0% for 2023, resulting in an overall payout of 66% for that measure.
What Entergy Pays and Why
How Entergy Make Compensation Decisions
Role of the Talent and Compensation Committee
The Talent and Compensation Committee, which is composed solely of independent directors, determines the compensation for each member of the OCE and oversees the design and administration of Entergy’s executive compensation programs. Each year, the Talent and Compensation Committee reviews and considers a comprehensive assessment and analysis of the executive compensation programs, including the elements of each OCE member’s compensation, with input from the committee’s independent compensation consultant. The compensation for Mr. Viamontes, who is not a member of the OCE, is determined in accordance with Entergy’s executive compensation programs established by the Talent and Compensation Committee and is approved by the Chief Executive Officer of Entergy based on input and recommendations from Mr. Viamontes’ immediate supervisor and the committee’s independent compensation consultant. When establishing the compensation programs for the NEOs, the Talent and Compensation Committee also considers input and recommendations from management, including Entergy’s Chief Executive Officer and Entergy’s Chief Human Resource Officer, who attend the Talent and Compensation Committee meetings as appropriate. The committee annually conducts an independence assessment of its advisors including the compensation consultant, consistent with NYSE listing standards and SEC rules governing proxy disclosure.
Role of the Independent Compensation Consultant
In 2023, the Talent and Compensation Committee continued to retain Pay Governance LLC ("Pay Governance") as its independent compensation consultant. Pay Governance attends all Talent and Compensation Committee meetings and provides advice, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and Entergy's non-employee directors, the terms and performance goals applicable to incentive plan awards, and analysis with respect to specific projects and information regarding trends and competitive practices. Pay Governance also meets with the Talent and Compensation Committee members without management present. The Talent and Compensation Committee annually conducts an independence assessment of its advisors, including Pay Governance, consistent with NYSE listing standards and SEC rules governing our proxy disclosure.
Competitive Positioning

1.Market Data for Compensation Comparison
Annually, the Talent and Compensation Committee reviews:
•published and private compensation survey data analyzed and provided by Pay Governance;

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•both utility and general industry data to help determine total direct compensation (base salary, annual and long-term incentive) for non-industry specific roles; and
•data from utility companies to help determine total direct compensation for management roles that are utility-specific, such as Group President, Utility Operations.

2. How the Talent and Compensation Committee Uses Market Data
The Talent and Compensation Committee uses this survey data to develop compensation opportunities that are designed to deliver total direct compensation within a targeted range of approximately the 50th percentile of the surveyed companies in the aggregate. In general, compensation levels for an executive officer who is new to a position tend to be closer to the market 25th percentile of surveyed companies, while seasoned executive officers whose experience and skillset are viewed as critical to retain may be positioned at or somewhat above the market median.

3. Proxy Peer Group
Although the survey data described above is the primary data used in benchmarking compensation, the Talent and Compensation Committee used compensation information from the companies included in the Philadelphia Utility Index to evaluate the overall reasonableness of Entergy's executive compensation programs and to determine relative TSR performance levels for the 2023 – 2025 PUP performance period. The Talent and Compensation Committee identified the Philadelphia Utility Index as the appropriate industry peer group for determining relative TSR performance levels because the companies included in this index, in the aggregate, are viewed as comparable to Entergy in terms of business and scale.
The Talent and Compensation Committee approved the 2023 compensation model and framework based on compensation information from the companies included in the Philadelphia Utility Index as of December 31, 2022, which were:

AES Corporation	Edison International
Ameren Corporation	Eversource Energy
American Electric Power Co. Inc.	Exelon Corporation
American Water Works Company, Inc.	FirstEnergy Corporation
CenterPoint Energy Inc.	NextEra Energy, Inc.
Consolidated Edison Inc.	Pinnacle West Capital Corporation
Constellation Energy Corporation	Public Service Enterprise Group Inc.
Dominion Energy, Inc.	Southern Company
DTE Energy Company	WEC Energy Group, Inc.
Duke Energy Corporation	Xcel Energy Inc.
2023 Compensation Structure and Incentive Metrics
In 2023, Entergy's executive compensation programs consisted of base salary and annual and long-term incentives as outlined in the table below:

Compensation Element	Form	Objective	Metrics / Performance Period
Base Salary	Cash	Provides a base level of competitive cash compensation for executive talent.	N/A

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Compensation Element	Form	Objective	Metrics / Performance Period
Annual Incentive Program Awards	Cash	Motivates and rewards executives for performance on both key financial and non-financial measures during the year; designed to incentivize behaviors that serve Entergy's four stakeholders – customers, employees, communities and owners.	•ETR Tax Adjusted EPS •Safety •Customer NPS •DIB •Environmental Stewardship Measured over a one-year performance period
PUP Awards	Equity	Provides market competitive compensation designed to retain skills and knowledge while increasing executives’ ownership in Entergy further enhancing their focus on driving continuous improvement in operational results to the benefit of all stakeholders. Designed to focus our executives on driving utility growth, building long-term shareholder value, and a strong balance sheet.	•Relative TSR •Adjusted FFO/Debt Ratio Measured over a 3-year performance period
Stock Options	Equity	Enhances management’s focus on driving continuous improvement in operational results to the benefit of all stakeholders. Designed to align interests of management with long-term shareholder value as demonstrated by increases in Entergy's share price, provide market competitive compensation, retain talent and increase management’s ownership in Entergy.	Share price appreciation with 3-year pro rata vesting
Restricted Stock	Equity	Enhances management’s focus on driving continuous improvement in operational results to the benefit of all stakeholders. Designed to provide market competitive compensation, retain talent, and increase management’s ownership in Entergy.	Service-based with 3-year pro rata vesting
2023 Compensation Decisions
Base Salary
The salary for each NEO is based on the outcome of an annual merit review, the need to retain an experienced team, job promotion, individual performance, scope of responsibility, leadership skills and values, current compensation, and internal equity. For the NEOs who are members of the OCE, the Talent and Compensation Committee also considers the results of the annual market assessment of OCE compensation as provided by its independent compensation consultant. The Talent and Compensation Committee considers changes in the base salaries of the NEOs at least annually, and in 2023, all of the NEOs, other than Ms. Fontan and Mr. Marsh, received increases in their base salaries ranging from approximately 4% to 5.63% effective April 1, 2023. Ms. Fontan and Mr. Marsh did not receive compensation increases in April 2023 as each had received compensation increases in November 2022 in connection with their promotions to their current positions. These adjustments were made after considering the competitive market data described above as well as their previous compensation levels and the compensation paid to their predecessors.
The following table sets forth the 2022 and 2023 year-end base salaries for the NEOs. Changes in base salaries for 2023 were effective in April 2023.

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NEO	2022 Base Salary	2023 Base Salary
Eliecer Viamontes	$350,154	$365,385
Kimberly A. Fontan	$625,000	$625,000
Marcus V. Brown	$732,021	$761,302
Andrew S. Marsh	$1,100,000	$1,100,000
Roderick K. West	$776,434	$807,491
Annual Incentive Compensation
The NEOs are eligible for annual incentive awards under Entergy's 2019 Omnibus Incentive Plan (“2019 OIP”). The maximum funding available for the annual incentive program is determined by the EAM performance measure. At the beginning of each year, after a review of Entergy's strategic plan, the Talent and Compensation Committee engages in a rigorous process to determine the financial and non-financial measures and the targets for each measure that will be used to determine the EAM. The Talent and Compensation Committee also annually establishes target opportunities for each NEO who is a member of the OCE. For the other NEOs, target award opportunities are determined based on their management level ("ML") within the Entergy organization. Executive management levels at Entergy Corporation range from ML level 1 through ML level 4. Accordingly, their respective incentive award opportunities differ from one another based on either their ML or the external market data developed by Pay Governance. The 2023 target opportunities for each of the NEOs remained at the same level as those established for 2022 or, in the case of Mr. Marsh and Ms. Fontan, remained at the same level as those established in 2022 in conjunction with their promotions.

Each January, after the end of the fiscal year, the Finance and Talent and Compensation Committees jointly review Entergy's results, and the Talent and Compensation Committee determines the EAM based on the level of achievement of the performance measures established. The Talent and Compensation Committee retains discretion to modify the EAM based on its assessment of the degree of management’s success in achieving Entergy’s strategic objectives during the year taking into account the business and operating environment.

Individual executive officer awards are determined based on the Talent and Compensation Committee’s or management’s consideration of each executive officer’s role in executing Entergy's strategies and delivering the financial and operational performance achieved, but also the individual’s accountability for any challenges and achievements that Entergy experienced during the year.
2023 Annual Incentive Program Performance Measures and Methodology
For 2023, and consistent with the 2022 program design, the Talent and Compensation Committee decided that the EAM would be based on both financial and non-financial measures, with the financial measure weighted 60% and the four non-financial measures each weighted 10%. Targets and ranges of performance were established for each of the measures, with no payout for results less than the designated minimum, a 25% payout opportunity for results at the minimum, a 100% payout opportunity for results at target, and a 200% payout opportunity for results equal to or exceeding the maximum. Payout opportunities for results between the minimum and maximum performance achievement levels were determined by straight line interpolation, with the EAM result being determined by the weighted average of the payouts determined for each of the performance measures.
Annual Incentive Program Financial Measure and Target
For the EAM financial measure, the Talent and Compensation Committee decided to use ETR Tax Adjusted EPS, a non-GAAP financial measure. This measure is based on Entergy’s Adjusted EPS, or ETR Adjusted EPS, a non-GAAP financial measure which is the earnings measure by which Entergy provides external guidance, and excludes the effects of certain adjustments, which are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. ETR Adjusted EPS is then adjusted to add back 50% of the net effect (positive or negative) of significant tax strategy items and to eliminate the effect of: (i) major storms, including the impact on total debt of pending securitizations; (ii) resolutions during the year of certain unresolved regulatory litigation matters; (iii) unrealized gains or losses on equity securities; (iv) effects of income tax law changes; and (v) any adjustments to contributions to pension investments or trusts related to post-retirement benefits that are elective and deviate from original plan

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assumptions (collectively, the Pre-Determined Exclusions). The Talent and Compensation Committee determined that target performance for this metric would equal management’s expectation for Entergy’s Adjusted EPS as reflected in its financial plan, or $6.70 per share, with minimum performance determined to be $6.35 per share and maximum performance equal to $7.05 per share.
ETR Tax Adjusted EPS was used as the financial measure for the EAM because:
•It is based on an objective financial measure that Entergy and Entergy's investors consider to be important in evaluating its financial performance.
•It is based on the same measure Entergy uses for internal and external financial reporting.
•It provides both discipline and transparency.
The Talent and Compensation Committee considered it appropriate to use ETR Tax Adjusted EPS, which adds back 50% of the net effect of significant tax strategy items that may have been excluded from ETR Adjusted EPS, as the earnings measure because of the significant financial impact to Entergy resulting from such tax strategy items. The Talent and Compensation Committee also considered, both at the time it chose ETR Tax Adjusted EPS as the EAM financial measure and when it established the targets for this measure, the appropriateness of excluding the effect of each of the specific Pre-Determined Exclusions it had identified from the financial measure. It viewed the exclusion of major storms as appropriate because although Entergy includes estimates for storm costs in its financial plan, it does not include estimates for a major storm event, such as a hurricane, given management’s inability to control or predict acts of nature. The Talent and Compensation Committee considered the exclusion of the effects of any unanticipated changes in federal income tax law to be appropriate because of the inability of management to impact those results. It approved the exclusion of elective adjustments to Entergy's contributions to pension and post-retirement benefit plan trusts because such elective adjustments are not viewed as reflective of the underlying performance of the business. The Talent and Compensation Committee approved the other Pre-Determined Exclusions from reported results — for the impact of certain legacy unresolved regulatory litigation and unanticipated unrealized gains and losses on securities — primarily because of management’s inability to influence either of the related outcomes.
Annual Incentive Program Non-Financial Measures and Targets
To demonstrate Entergy’s strong commitment to creating long-term, sustainable value for its key stakeholders – customers, communities, employees and owners – and to link executive compensation to successful execution on those strategies, the Talent and Compensation Committee decided to use the measures described below to collectively determine 40% of the EAM, with each measure weighted at 10%. These measures were selected because the Talent and Compensation Committee considered them to represent key measures of Entergy’s success in advancing strategies to create sustainable value for its stakeholders that may not be fully captured in its financial results. The non-financial performance measures remained fundamentally consistent with the measures used in the 2022 annual incentive program.
Following is a summary description of each of these measures, including the metric or methodology used for determining the level of achievement and the rationale for each of the selected measures:

Measure	Metrics and Targets	Rationale
Safety
Quantitative safety metric based on rate of serious injuries and fatalities per 100 employees or contractors ("SIF rate"). Minimum performance = second quartile, target = top quartile, and maximum performance = top decile of published Edison Electric Institute ("EEI") member SIF rate data as published in 2023, with no payout in the event of any fatalities during the reporting year.
•Supports Entergy's goal of maintaining a safe and incident-free workplace for all of our employees and contractors.

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Measure	Metrics and Targets	Rationale
Customer NPS
Quantitative customer NPS metric determined through a blind survey of residential and business customers who are asked how likely they are to recommend Entergy, on a scale of 1 to 10. The NPS is the percentage of promoters (scores 9-10) less the percentage of detractors (scores less than 6).
Residential: minimum performance = 0.5; target = 5; and maximum performance = 10.
Business: minimum performance = 21; target = 28; and maximum performance = 35.

•Incentivizes actions that drive positive customer outcomes (as measured through customer feedback) including impacts on reliability improvements, responsiveness, continuous improvement and innovation.
•Signals overall health and loyalty of Entergy's customer relationship.

Diversity Inclusion and Belonging (DIB)	Overall qualitative assessment of quantitative and qualitative DIB key performance indicators assessed in areas of diversity, culture and commerce, informed by quantitative measures in the areas of female, racially and ethnically diverse representation in the employee population and in director and above placements, inclusive climate survey scores, and diverse supplier managed spend; progress on DIB initiatives; and responsiveness to emergent issues.
•Reinforces our commitment to be a fair and equitable work environment that is welcoming to all and allows Entergy to attract and retain superb talent allowing Entergy to execute on our strategy.
•Rewards progress toward meeting Entergy's commitment to develop and retain a workforce that reflects the rich diversity of the communities Entergy serves, while maintaining its commitment to hiring the most qualified candidates.
•Drives an engaged workforce; customer-centric service and solutions; enhancement of owner value; and community partnerships.

Environmental Stewardship	Assessment of progress toward environmental commitments through quantitative and qualitative performance on publicly announced goals and other key initiatives. Goals set for 2023 included carbon dioxide emission rate and carbon-free energy capacity targets, advancement of Entergy's resilience strategy as demonstrated by regulatory filings made, approved and implemented, and customer engagement, electrification and emission reductions.
•Reinforces our commitment to long-term sustainability and a reduced impact on the environment, in particular by advancing Entergy's climate goals and commitments.
•Provides accountability for accelerating completion of Entergy's resilience investments and advancing Entergy's customer electrification initiatives.

In determining the targets to set for 2023, the Talent and Compensation Committee reviewed anticipated drivers and risks to Entergy's expectations for ETR Adjusted EPS for 2023 as set forth in Entergy's financial plan, as well as factors driving the strong financial performance achieved in 2022. The Talent and Compensation Committee noted that the proposed plan targets for ETR Tax Adjusted EPS reflected year-to-year growth in the core earnings measure underlying the annual incentive target consistent with Entergy's stated objective of a steady, predictable ETR Adjusted EPS compound annual growth rate of 6%-8%. The Talent and Compensation Committee also considered the potential impact of a wide range of identified risks and opportunities and confirmed that both the financial and non-financial annual incentive targets reflected a reasonable balancing of such risks and opportunities and an appropriate degree of challenge. The goals were designed to be achievable, but also to require the strong coordinated performance of the management team.

2023 Annual Incentive Program Performance Assessment

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In January 2024, the Finance and Talent and Compensation Committees jointly reviewed Entergy's financial and operational results and assessed management’s performance against the performance objectives and targets described above in order to determine the EAM. Based on the plan design and targets set at the beginning of the year and prior to any discretionary adjustments, the committees calculated the EAM to be 157%. The following table summarizes the annual incentive targets and performance results for 2023:

Performance Measure	Targets and Results
	Weighting	Minimum	Target	Maximum	2023 Results	Level of Achievement
ETR Tax Adjusted EPS ($)	60%	6.35	6.70	7.05	8.83[1]	200%
Safety (SIF rate)	10%	0.09	0.04	0.02	0.03[2]	150%
Customer NPS	10%	Residential: 0.5 Business: 21	Residential: 5 Business: 28	Residential: 10 Business: 35	Residential: -4.5 Business: 17	—%
DIB	10%	Qualitative assessment[3]				110%
Environmental Stewardship	10%	Qualitative assessment[3]				105%
Calculated EAM[4]	100%	25%	100%	200%		157%
1See Appendix A for information regarding GAAP and non-GAAP financial measures.
22023 SIF results were 0.03 for employees and 0.03 for contractors. The employee and contractor targets and results were averaged to arrive at target and reported results. The 2023 target was top quartile employee SIF performance among electric utilities for 2023, as reported by EEI, the maximum was top decile performance, and the minimum was 2nd quartile performance.
3This qualitative assessment is informed by quantitative measures and is discussed below.
4Reflects the EAM as a percentage of target and as calculated in accordance with the annual incentive program prior to the Talent and Compensation's discretionary adjustment noted earlier in this CD&A and discussed further below.
In assessing 2023 performance, the Finance and Talent and Compensation Committees reviewed management’s performance under each of the performance measures referenced above. In assessing financial performance, the committees evaluated various factors explaining how the 2023 ETR Tax Adjusted EPS result compared to the 2023 business plan and annual incentive target set in January 2023. ETR Tax Adjusted EPS exceeded the ETR Tax Adjusted EPS target of $6.70 per share by $2.13. This outperformance resulted in part from the fact that ETR Adjusted EPS exceeded the midpoint of the guidance set at the beginning of the year by $0.07 per share. The ETR Tax Adjusted EPS result also reflected a positive adjustment of $2.13 to ETR Adjusted EPS for 50% of the net benefit of tax strategy items impacting net income which had been excluded from ETR Adjusted EPS, as well as a negative adjustment of $0.07 to reflect the additional expense accrual that would be associated with funding the anticipated payouts to employees at a level commensurate with the calculated EAM.
In recognition of the substantial impact on the calculated EAM of the adjustment for 50% of the net benefit of tax strategy items for 2023 and the fact that those items did not produce any current year cash benefit, the Talent and Compensation Committee exercised its discretion to reduce the EAM from 157% to 138%. The Talent and Compensation Committee concluded that this result represented an appropriate recognition of management's strong performance over the course of 2023, including its important role in securing the significant tax benefits reflected in the tax strategy adjustment.
In assessing management’s 2023 performance on the non-financial measures, the Finance and Talent and Compensation Committees noted that the DIB and Environmental Stewardship measures were qualitative measures that were informed in each case by certain quantitative measures. In each area, the committees reviewed certain key performance indicators and assessed progress on strategies and initiatives that had been identified at the beginning of the performance period as important to achieving Entergy's strategic objectives.

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EXECUTIVE OFFICER COMPENSATION
The following chart provides selected performance milestones and highlights considered as part of the assessments of the DIB and Environmental Stewardship measures.

Performance Measure	2023 Developments
DIB Level of Achievement 110%
•Increased representation of women and underrepresented racial and ethnic groups in the employee population and at the director level and above in management from 2022
•Held the "All In" five-month cohort development experience to increase inclusive leadership behaviors at all levels for the second year in a row, with over 200 employees in attendance
•Inclusive climate score increased from third quartile in 2022 to second quartile, with increases in all outcomes and continuing to score first quartile in our areas of focus (such as mentorship and idea integration)
•Launched an enterprise-wide historically black colleges and universities ("HBCU") strategy with a differentiated Power of Prosperity Generational Wealth pilot, providing 1,500 freshmen students from Dillard University, Southern University, and Xavier University with $100 seeded investment accounts along with financial aid counseling / case management for students and families
•Entergy's Employee Resource Groups ("ERGs") placed fifth in the Enterprise-Wide ERG category of the Diversity Impact Awards during the 2023 Global ERG Summit; LeadERG placed second in the Top 25 ERG Award category
•Received Top Workplace Awards from Times-Picayune and Houston Chronicle for New Orleans and Texas, respectively
•Received for the sixth consecutive year the U.S. Department of Labor Platinum Vets Medallion Award for veteran talent pipeline development, recruitment, retention and a Veteran's ERG
•Named on Forbes' Best Employers for Diversity List for 2023; Newsweek's America's Greatest Workplaces for 2023; Time's World's Best Companies for 2023; and Black Enterprise's Best Companies for DEI
•Decreased diverse supplier managed spend from 2022 levels

Environmental Stewardship Level of Achievement 105%
•CO2 emission rate initially projected at slightly better than the emission rate representing minimum performance, or 676 lbs/MWh; subsequently determined to be worse than minimum performance with an emission rate of 694 lbs/MWh, with the increased rate from 2022 partially attributable to higher summer load served by fossil fuel and coal generation due to extreme heat and adjustments in the energy mix based on generation resource availability
•23% carbon-free energy capacity, which is maximum performance
•Initiated efforts and made fundamental progress on most of the targeted, resilience-related objectives of the New Orleans and Louisiana operating companies, including:
•Entergy New Orleans, LLC filed its definitive accelerated resilience plan with the City Council of New Orleans for approval
•Entergy Louisiana, LLC filed its accelerated resilience plan with the Louisiana Public Service Commission for approval
•Developed implementation plan for Entergy’s 2023 commercial and industrial growth objectives
•Executed on continued outreach to customers and commercial plan development for customer growth objectives
•Demonstrated significant progress toward serving expected customer growth, such as through execution of various agreements with key customers and partners

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EXECUTIVE OFFICER COMPENSATION
In addition to the foregoing financial and non-financial results, the Talent and Compensation Committee considered each NEO's degree of success in achieving various strategic, operational and regulatory objectives and in overcoming certain challenges that arose in the business during the course of the year.
Under the annual incentive program, each NEO could earn a payout ranging from 0% to 200% of the NEO’s target opportunity, subject to the overall funding limitation determined by the EAM. To determine individual NEO annual incentive program awards, the Talent and Compensation Committee considered individual performance in executing on Entergy's strategies and delivering the strong financial performance and operational successes achieved in 2023, as well as the executive’s success in achieving individual goals within the executive’s scope of responsibilities. The committee also considered certain challenges Entergy experienced during the year and each officer’s accountabilities and accomplishments in addressing those challenges.

With these considerations in mind, the Talent and Compensation Committee approved the following annual incentive payouts to each of the NEOs who are members of the OCE ranging from 120% to 156% of target.

After the EAM was established to determine overall funding for the annual incentive awards, Entergy’s Chief Executive Officer allocated incentive award funding to individual business units based on business unit results. Individual awards were determined for the remaining NEOs who are not members of the OCE by their immediate supervisor based on the individual officer’s key accountabilities, accomplishments, and performance. This resulted in a payout of 125% of target to Mr. Viamontes, who is not a member of the OCE.

Based on the foregoing evaluation of management performance, the NEOs received the following annual incentive payouts:

NEO	Year-End Base Salary	Target as Percentage of Year-End Base Salary	2023 Target Award	Payout as Percentage of Target	2023 Annual Incentive Award
Eliecer Viamontes	$365,385	55%	$200,962	125%	$251,202
Kimberly A. Fontan	$625,000	75%	$468,750	138%	$646,875
Marcus V. Brown	$761,302	80%	$609,041	156%	$950,104
Andrew S. Marsh	$1,100,000	120%	$1,320,000	138%	$1,821,600
Roderick K. West	$807,491	80%	$645,993	120%	$775,192
Long-Term Incentive Compensation
Overview
Long-term incentive compensation delivered in shares of Entergy common stock represents the largest portion of executive officer compensation. Entergy believes the combination of long-term incentives it employs provides a compelling performance-based compensation opportunity, is effective at retaining a strong senior management team, and aligns the interests of the executive officers with the interests of its shareholders and customers by enhancing executive officers' focus on Entergy's long-term goals.
For each NEO, a dollar value is established to determine the NEO’s long-term incentive award target. The target award value for each NEO is determined based on market median compensation data for the officer’s role, adjusted to reflect individual performance and internal equity. In the case of Mr. Marsh and Ms. Fontan, their target long-term incentive awards increased as compared to the prior year to reflect their promotions and the market data for their new roles.
2023 Long-Term Incentive Program Awards
In January 2023, the Talent and Compensation Committee approved the 2023 long-term incentive award amounts for each NEO. This amount was then converted into the number of performance units, stock options and shares of restricted stock granted to each NEO based on an allocation of 60% performance units, 20% stock options and 20% restricted stock.

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EXECUTIVE OFFICER COMPENSATION

NEO	Long-Term Incentive Grant Date Value (as of January 26, 2023)	2023 – 2025 Target PUP Performance Units	Stock Options	Shares of Restricted Stock
Eliecer Viamontes	$411,779	1,994	3,924	750
Kimberly A. Fontan	$1,440,733	6,977	13,733	2,623
Marcus V. Brown	$1,516,828	7,345	14,459	2,762
Andrew S. Marsh	$6,379,927	30,895	60,815	11,616
Roderick K. West	$1,913,023	9,264	18,235	3,483

All the performance units, shares of restricted stock and stock options granted to the NEOs in 2023 were granted pursuant to the 2019 OIP. The 2019 OIP requires a “double trigger,” meaning both a Change in Control (as defined below) of Entergy and an involuntary job loss without cause or a resignation by the NEO for good reason within 24 months following the Change in Control (a "double trigger”), for the acceleration of these awards upon a change in control.
2023 Long-Term Incentive Award Mix
1. Long-Term Performance Units
The executive officers are issued performance unit awards under the PUP with payout opportunities established by the Talent and Compensation Committee at the beginning of each three-year performance period. The PUP specifies minimum, target and maximum performance levels, the achievement of which determines the number of performance units that may be earned by each participant. For the 2023 – 2025 PUP performance period, the Talent and Compensation Committee decided to continue to use two performance measures to determine PUP awards and chose the performance measures and targets set forth below, which were the same measures as used in the 2022-2024 PUP performance period.
2023 – 2025 PUP Performance Period: Measures and Goals

Performance Measures[1]	PUP Measure Weight	Goals[2]
Relative TSR	80%	Minimum (25%) – Bottom of 3rd Quartile Target (100%) – Median Percentile Maximum (200%) – Top Quartile
Adjusted FFO/Debt Ratio[3]	20%	Minimum (25%) – 14.0% Target (100%) – 2023: 14.5%; 2024: 15.0%; 2025: 15.0% Maximum (200%) – 2023: 15.5%; 2024: 16.0%; 2025: 16.0%
1Payouts for performance between achievement levels are calculated using straight-line interpolation, with no payouts for performance below the minimum achievement level with respect to the applicable performance measure, and payouts capped at the maximum achievement level with respect to the applicable performance measure.
2There is no payout if the TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and the FFO/Debt Ratio is below the minimum achievement level.
3The Adjusted FFO/Debt Ratio, a non-GAAP financial measure, is the ratio of: (i) adjusted funds from operations calculated as consolidated operating cash flow adjusted for allowance for funds used during construction, working capital and the effects of securitization revenue, and the Pre-Determined Exclusions to (ii) total consolidated debt, excluding outstanding or pending securitization debt. The Adjusted FFO/Debt Ratio is evaluated on an annual basis against the target set for each year. The annual results are converted into payout percentages based on the annual minimum, target and maximum targets, and those percentages are then averaged to determine the Adjusted FFO/Debt Ratio payout percentage. The calculated PUP result will then be adjusted by ±10 basis points for a change in Entergy Corporation’s corporate credit outlook and ±20 basis points for an upgrade or downgrade in the corporate credit rating for Entergy. The maximum increase or decrease from adjustments made under this modifier is 20 basis points, and performance may not be reduced below zero or increased beyond 200%.

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Performance Measures
Relative TSR:
•The Talent and Compensation Committee chose relative TSR as a performance measure because it reflects Entergy's creation of shareholder value relative to other electric utilities included in the Philadelphia Utility Index over the performance period. By measuring performance in relation to an industry benchmark, this measure is intended to isolate and reward management for the creation of shareholder value that is not driven by events that affect the industry as a whole.
•Minimum, target and maximum performance levels are determined by reference to the ranking of Entergy’s TSR in relation to the TSR of the companies in the Philadelphia Utility Index. The Talent and Compensation Committee identified the Philadelphia Utility Index as the appropriate industry peer group for determining relative TSR because the companies included in this index, in the aggregate, are viewed as comparable to Entergy in terms of business and scale.
Adjusted FFO/Debt Ratio:
•To emphasize the importance of strong credit for the long-term health of our business, for the 2023 – 2025 PUP performance period Entergy used the Adjusted FFO/Debt Ratio credit measure.
•The Talent and Compensation Committee decided to use this measure because it emphasizes financial stability, noting that a financially healthy utility creates the capacity to make investments on behalf of customers, addresses the needs of our communities, provides low-cost access to capital markets, and promotes employee confidence.
•To further underscore the importance of this measure, the calculated PUP result will be adjusted as described above for a change in Entergy's corporate credit outlook and corporate credit rating.
2. Stock Options and Restricted Stock
Entergy grants stock options and shares of restricted stock as part of its long-term incentive award mix because they align the interests of the executive officers with long-term shareholder value, provide competitive compensation, and increase executives’ ownership in Entergy common stock. Generally, stock options are granted annually on a pre-established schedule with a maximum term of ten years and vest one-third on each of the first three anniversaries of the date of grant. The date of grant for annual equity award grants is the date of the Talent and Compensation Committee meeting at which they are approved, which is regularly scheduled each year in late January or the first week of February. The Talent and Compensation Committee does not take material nonpublic information into account when determining the timing and terms of option awards. The exercise price for each option granted in January 2023 was $108.47, which was the closing price of Entergy’s stock on the date of grant. Shares of restricted stock vest one-third on each of the first three anniversaries of the date of grant, are paid dividends which are reinvested in shares of Entergy common stock, and have full voting rights. The dividend reinvestment shares are subject to forfeiture similar to the terms of the original grant.
Payouts for the 2021 – 2023 PUP Performance Period
In December 2020, the Talent and Compensation Committee chose relative TSR and Adjusted FFO/Debt Ratio as the performance measures for the 2021 – 2023 PUP performance period, with relative TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%. The payout was determined based on the achievement of the following performance goals established for both performance measures by the committee at the beginning of the performance period:

2021 – 2023 PUP Performance Period: Measure and Goals
Performance Measures[1]	PUP Measure Weight	Payout[2]
Relative TSR	80%	Minimum (25%) – Bottom of 3rd Quartile Target (100%) – Median Maximum (200%) – Top Quartile
Adjusted FFO/Debt Ratio [3]	20%	Minimum (25%) – 14.5% Target (100%) – 15.5% Maximum (200%) – 17.0%

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1Payouts for performance between achievement levels are calculated using straight-line interpolation. There is no payout for performance below the minimum achievement level and payouts are capped for at 200% performance at or above the maximum achievement level.
2There is no payout if the TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and the FFO/Debt Ratio is below the minimum achievement level.
3The Adjusted FFO/Debt Ratio, a non-GAAP financial measure, is the ratio of: (i) adjusted funds from operations calculated as consolidated operating cash flow adjusted for allowance for funds used during construction, working capital and the effects of securitization revenue, and the Pre-Determined Exclusions to (ii) total consolidated debt, excluding outstanding or pending securitization debt. The Adjusted FFO/Debt Ratio is evaluated on an annual basis against the target set for each year. The annual results are converted into payout percentages based on the annual minimum, target and maximum targets, and those percentages are then averaged to determine the Adjusted FFO/Debt Ratio payout percentage.
In January 2024, the Talent and Compensation Committee reviewed Entergy's Relative TSR and Adjusted FFO/Debt Ratio for the 2021 – 2023 PUP performance period in order to determine the payout to participants based upon the performance measures and range of potential payouts for the 2021 – 2023 PUP performance period as provided above. The Talent and Compensation Committee compared Entergy's TSR against the TSR of the companies that were included in the Philadelphia Utility Index as of the last day of the year preceding the beginning of the three-year performance period, which were:

AES Corporation	Eversource Energy
Ameren Corporation	Exelon Corporation
American Electric Power Co. Inc.	FirstEnergy Corporation
American Water Works Company, Inc.	NextEra Energy, Inc.
CenterPoint Energy Inc.	Pinnacle West Capital Corporation
Consolidated Edison Inc.	PG&E Corporation
Dominion Energy, Inc.	Public Service Enterprise Group Inc.
DTE Energy Company	Southern Company
Duke Energy Corporation	Xcel Energy, Inc.
Edison International

As recommended by the Finance Committee, the Talent and Compensation Committee concluded that Entergy's Relative TSR for the 2021 – 2023 PUP performance period was in the second quartile, resulting in an achievement level of 115% of target, and that the Adjusted FFO/Debt Ratio was 10.74% for 2021, 14.30% for 2022 and 16.95% for 2023, resulting in an achievement level of 66% of target. These results yielded an overall payout of 105% of target for the NEOs.

NEO	2021 – 2023 Target PUP Performance Units	Number of Shares Issued[1]	Value of Shares Actually Issued[2]	Grant Date Fair Value[3]
Eliecer Viamontes[4]	1,938	2,269	$224,410	$208,851
Kimberly A. Fontan[4]	4,179	4,777	$472,254	$450,354
Marcus V. Brown	8,784	10,344	$1,022,608	$946,617
Andrew S. Marsh[4]	20,866	23,917	$2,364,435	$2,248,645
Roderick K. West	10,727	12,632	$1,248,800	$1,156,006
1Includes accrued dividends.
2Value determined based on the closing price of Entergy's common stock on January 18, 2024 ($98.86), the date the Talent and Compensation Committee certified the 2021 – 2023 performance period results.
3Represents the aggregate grant date fair value calculated in accordance with applicable accounting rules.

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4Mr. Marsh, Ms. Fontan and Mr. Viamontes each experienced a change in officer status in 2022, and accordingly, their target award opportunity was increased in 2022 for the 2021 – 2023 performance period. The targeted PUP units for Mr. Marsh, Ms. Fontan and Mr. Viamontes for the 2021 – 2023 performance period were increased from 11,706 to 20,866, from 2,184 to 4,179, and from 1,737 to 1,938, respectively, in connection with their promotions.
Health, Welfare, Retirement and Other Benefit Elements
Entergy’s NEOs are eligible to participate in or receive the following benefits:

Plan Type	Description
401(k)	Entergy-sponsored 401(k) Savings Plan that covers a broad group of employees and provides for an employer matching contribution.
Health & Wellness Benefits
Medical, dental and vision coverage, health care and dependent care reimbursement plans, life and accidental death and dismemberment insurance, business travel accident insurance, and basic long-term disability insurance.
Eligibility, coverage levels, potential employee contributions and other plan design features are the same for the NEOs as for the broad employee population.

2023 Perquisites
Corporate aircraft usage and annual mandatory physical exams. The NEOs who are members of the OCE do not receive tax gross ups on any benefits, except for certain relocation benefits.
For additional information regarding perquisites, see the “All Other Compensation” column in the 2023 Summary Compensation Table.

Deferred Compensation	The NEOs are eligible to defer up to 100% of their base salary and annual incentive awards into the Entergy-sponsored Executive Deferred Compensation Plan. As of December 31, 2023, none of the NEOs have deferred any amounts under this plan.

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EXECUTIVE OFFICER COMPENSATION

Plan Type	Description
Retirement Plans
Entergy-sponsored plans:
•Entergy Retirement Plan – a tax-qualified final average pay defined benefit pension plan that covers a broad group of employees hired before July 1, 2014. As used in this Information Statement, “Entergy Retirement Plan” refers to the final average pay defined benefit pension plan benefit provided to eligible employees pursuant to the Entergy Corporation Retirement Plan for Non-Bargaining Employees.
•Cash Balance Plan – a tax-qualified cash balance defined benefit pension plan that covers a broad group of employees hired on or after July 1, 2014 and before January 1, 2021. Effective January 1, 2022, the Cash Balance Plan was merged with and into the Entergy Retirement Plan as Appendix J of the Entergy Corporation Retirement Plan for Non-Bargaining Employees, while maintaining the same cash balance pension benefit formula. As used in this Information Statement, “Cash Balance Plan” refers to the cash balance defined benefit pension plan benefit provided to eligible employees pursuant to Appendix J of the Entergy Corporation Retirement Plan for Non-Bargaining Employees.
•Pension Equalization Plan ("PEP") – a non-qualified pension restoration plan for certain highly compensated non-bargaining employees who participate in the Entergy Retirement Plan.
•Cash Balance Equalization Plan ("CBEP") – a non-qualified restoration plan for a select group of management or highly compensated employees who participate in the Cash Balance Plan.
•System Executive Retirement Plan ("SERP") – a legacy non-qualified supplemental retirement plan for a select group of individuals who became executive officers before July 1, 2014.
See “2023 Pension Benefits” section of this Information Statement for additional information regarding the operation of the plans described above. Mr. Viamontes is the only NEO that participates in the Cash Balance Plan and the CBEP and he does not participate in any of the other plans described above. The remaining NEOs participate in the Entergy Retirement Plan and in the PEP and/or SERP. NEOs who participate in both the SERP and the PEP would receive the greater of the benefit under the SERP or the PEP upon their termination of employment.

Executive Disability Plan
This plan pays eligible individuals a supplemental long-term disability ("LTD") benefit if they are disabled and receiving LTD benefits from the broad-based LTD Plan. The benefit payable under this plan is equal to 65% of the difference between their annual base salary and the annual base salary that produces the maximum disability payment under our broad-based LTD plan, which is $15,000.

Entergy provides these benefits to the NEOs as part of its effort to provide competitive executive compensation programs and because it believes these benefits are important retention and recruitment tools since many of the companies with which Entergy competes for executive talent provide similar arrangements to their senior executive officers.
Severance and Retention Arrangements
The Talent and Compensation Committee believes that retention and transitional compensation arrangements are an important part of overall compensation, as they help to secure the continued employment and dedication of the NEOs, notwithstanding any concern that they might have at the time of a change in control regarding their own continued employment. In addition, the Talent and Compensation Committee believes that these arrangements are important as recruitment and retention devices, as many of the companies with which Entergy competes for executive talent have similar arrangements in place for their senior employees.
To achieve these objectives, Entergy has established a System Executive Continuity Plan ("Continuity Plan") under which each of the NEOs are entitled to receive “change in control” payments and benefits if such officer’s employment is involuntarily terminated without cause or if the officer resigns for good reason, in each case, in connection with a change in control of Entergy. Entergy strives to ensure that the benefits and payment levels under the Continuity Plan are consistent with market practices. The executive officers of Entergy and its subsidiaries, including the Company's NEOs, are not entitled to any tax gross up payments on any severance

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benefits received under this plan. For more information regarding severance arrangements, see “Potential Payments Upon Termination or Change in Control.”
Risk Mitigation and Other Pay Practices
Entergy strives to ensure that its compensation philosophy and practices are in line with the best practices of companies in its industry as well as other companies in the S&P 500. Some of these practices include the following:
Recoupment of Compensation (Clawback Provisions)
In October 2023, the Talent and Compensation Committee approved and recommended that the Entergy board adopt an amended and restated clawback policy to comply with the final rules required by the SEC and the NYSE (the "New Clawback Rules"). On October 27, 2023, the Entergy board adopted the amended and restated policy regarding the recoupment of certain compensation (the "Clawback Policy"), with an effective date of October 2, 2023. Any incentive compensation award granted or paid on or after this effective date is subject to the terms of the Clawback Policy. The Company's Board also adopted the Clawback Policy, effective October 2, 2023.
The Clawback Policy updates Entergy's prior clawback policy to comply with the new clawback rules and incorporate the terminology of the new clawback rules, but retains the provisions of the prior clawback policy that were more stringent than the new clawback rules, including:
•Mandatory recoupment of incentive compensation for a material miscalculation of a performance measure, regardless of whether it results in a financial restatement;
•Recoupment of incentive compensation received by an executive officer in respect of the 3-year lookback period, regardless of whether the recipient was an executive officer at the time of receipt of the incentive compensation or during the performance period to which it relates;
•A broader definition of incentive compensation that includes compensation based on attainment of market performance metrics, as well as financial reporting measures; and
•Discretionary recoupment of some or all incentive compensation if an executive officer engages in fraud resulting in a financial restatement or material miscalculation of a performance measure.
Under the Clawback Policy, Entergy or the Company, as applicable, will seek reimbursement of certain compensation from current or former executive officers subject to Section 16, including all of the NEOs, where:
•the Company is required to restate its financial statements due to noncompliance with any financial reporting requirement under securities laws; or
•there is a material miscalculation of a performance measure related to incentive compensation, regardless of whether the Company’s financial statements are restated.
In addition, Entergy or the Company, as applicable, may seek reimbursement of certain compensation from current or former executive officers subject to Section 16, including all of the NEOs, if the Board determines that such executive officer engaged in fraud that resulted in either a restatement of the Company’s financial statements or a material miscalculation of a performance measure relative to incentive compensation.
The Clawback Policy applies to incentive compensation, including cash or equity-based bonus or incentive or profit-sharing awards paid in respect of the three-year period prior to the year in which the Company is required to prepare such restatement or in respect of the three-year period preceding the material miscalculation. The amount required to be reimbursed is equal to the excess of the gross incentive payment actually paid over the gross payment that would have been paid if the original payment had been determined based on the restated financial results or correct calculation. Entergy and the Company may enforce all or part of any executive officer’s repayment obligation under the policy by reducing any amounts that may be owed from time-to-time by Entergy or the Company, as applicable, or any of their subsidiaries to such individual, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason. In addition, Entergy and the Company will seek to recover any compensation received by the Company's Chief Executive Officer and Chief Financial Officer that is required to be reimbursed under the Sarbanes-Oxley Act of 2002 following a material restatement of our financial statements.
In addition to the above-described recoupment policy, in January 2024, the Entergy board adopted an additional discretionary recoupment policy applicable to all officers of Entergy system companies, including the NEOs, that allows recoupment of incentive compensation from an officer who engages in certain detrimental conduct, including (i) commission of a felony or other crime that affects the officer’s ability to perform their

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duties, (ii) fraud in contravention of the officer’s duties to the enterprise, (iii) unauthorized disclosure of confidential or proprietary information of an Entergy system company or material violation of a material written Entergy system company policy or material agreement between the officer and an Entergy system company in either case that results in, or could have resulted in, termination for cause as defined in the 2019 OIP or that results in significant financial or operational loss, or significant reputational harm to Entergy; and (iv) other conduct that the officer knew or should have known could result in termination for cause as defined in the 2019 OIP (regardless whether it does) and that results in significant financial or operational loss or significant reputational harm to Entergy. The new discretionary recoupment policy for detrimental conduct applies to all incentive compensation, including time-based awards, and allows for the claw back of compensation received after the detrimental conduct and within the three-year period preceding the detrimental conduct, provided the recoupment efforts are commenced within five years after the detrimental conduct and before a change in control. The additional discretionary recoupment policy applies to detrimental conduct committed on or after January 26, 2024, the effective date of the additional discretionary recoupment policy.
Stock Ownership Guidelines and Share Retention Requirements
Entergy requires executive officers of Entergy and its subsidiaries, which includes the NEOs, to own Entergy stock to further align their interests with its shareholders’ interests. Stock ownership levels are achieved through ownership of any Entergy shares held by the officer, including shares held in the 401(k) plan, restricted stock, and dividends earned on restricted shares during the period of restriction. Performance units held under the PUP and stock options, whether vested or unvested, do not count toward achievement of stock ownership levels. Annually, the Talent and Compensation Committee monitors the executive officers’ compliance with these guidelines. All of the NEOs were in compliance with the applicable ownership guidelines at the time of the most recent annual review. Entergy's ownership guidelines are as follows:

Role[1]	Value of Common Stock to be Owned
Management Level 1	6 x base salary
Management Level 2	3 x base salary
Management Level 3	2 x base salary
Management Level 4	1 x base salary
1    Of the NEOs, Mr. Marsh held a management level 1 position as Entergy's Chief Executive Officer, Ms. Fontan and Messrs. Brown and West held management level 2 positions and Mr. Viamontes held a management level 3 position.

Further, to facilitate compliance with the guidelines, until an executive officer satisfies the stock ownership guidelines, the officer must retain:
•all net after-tax shares paid out under the PUP;
•all net after-tax shares of restricted stock and all net after-tax shares received upon the vesting of restricted stock units; and
•at least 75% of the after-tax net shares received upon the exercise of Entergy stock options.
Trading Controls
Executive officers of Entergy and its subsidiaries, including the NEOs, are required to receive permission from Entergy's General Counsel or his designee prior to entering into any transaction involving Entergy securities, including gifts, other than an exercise of employee stock options that is not funded through a sale in the market. Trading is generally permitted only during specified open trading windows beginning shortly after the release of earnings. Employees who are subject to trading restrictions, including the NEOs, may enter into trading plans under Rule 10b5-1 of the Exchange Act, but these trading plans or any amendment to an existing plan may be entered into only during an open trading window and must be approved by Entergy.
No Pledging / Hedging
Entergy also prohibits directors and executive officers of Entergy and its subsidiaries, including the NEOs, from pledging any Entergy securities or entering into margin accounts involving Entergy securities. Entergy prohibits these transactions because of the potential that sales of Entergy securities could occur outside trading periods and without the required approval of the General Counsel. In addition, Entergy prohibits directors and executive officers of Entergy and its subsidiaries, including the NEOs, from engaging in any hedging transactions with respect to Entergy securities.

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Compensation Consultant Independence
Annually, the Talent and Compensation Committee reviews the relationship with its compensation consultant to determine whether any conflicts of interest exist that would prevent the consultant from independently advising the Talent and Compensation Committee. When assessing the independence of its current compensation consultant, Pay Governance, in 2023, the committee considered the following factors, among others:
•Pay Governance has policies in place to prevent conflicts of interest;
•No member of Pay Governance’s consulting team serving the Corporate Governance or Talent and Compensation Committees has a business relationship with any member of the committees or any of Entergy's or its subsidiaries', including the Company’s, executive officers;
•Neither Pay Governance nor any of its principals own any shares of Entergy common stock; and
•The amount of fees paid to Pay Governance is less than 1% of Pay Governance’s total consulting income.
Based on these factors, the Talent and Compensation Committee concluded that Pay Governance is independent in accordance with SEC and NYSE rules and that no conflict of interest exists that would prevent Pay Governance from independently advising the committee.
In addition, Pay Governance has agreed that it will not accept any engagement with management without prior approval from the Talent and Compensation Committee, and Entergy's board has adopted a policy that prohibits a compensation consultant from providing other services to Entergy if the aggregate amount for those services would exceed $120,000 in any year. During 2023, Pay Governance did not provide any services to Entergy other than the services it performed on behalf of the Talent and Compensation and Corporate Governance Committees, and it worked with Entergy’s management only as directed by those committees.
Talent and Compensation Committee Report
The Talent and Compensation Committee Report included in Entergy’s definitive proxy statement filed with the SEC on March 22, 2024 is incorporated by reference but will not be deemed to be “filed” in this Information Statement. The Company does not have a compensation committee or other board committee performing equivalent functions. Our Board is comprised of individuals who are officers or employees of Entergy or the Company. Our Board does not make determinations regarding the compensation paid to our executive officers.

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EXECUTIVE OFFICER COMPENSATION
Compensation Tables
2023 Summary Compensation Table
The following table summarizes the total compensation paid to or earned by each of the NEOs for the fiscal year ended December 31, 2023, and, to the extent required by SEC disclosure rules, the fiscal years ended December 31, 2022 and 2021. The compensation set forth in the table represents the aggregate compensation paid by all Entergy companies. For additional information regarding the material terms of the awards reported in the following table, including a general description of the formula or criteria to be applied in determining the amounts payable, see “Compensation Discussion and Analysis.”

(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name and Principal Position[1]	Year	Salary[2]	Stock Awards[3]	Option Awards[4]	Non-Equity Incentive Plan Compen-sation[5]	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings[6]	All Other Compen-sation[7]	Total	Total Without Change in Pension Value[8]
Eliecer Viamontes Chief Executive Officer	2023	$361,284	$333,024	$78,755	$251,202	$28,700	$25,846	$1,078,811	$1,050,111
	2022	$347,459	$296,861	$53,528	$240,731	$11800	$168,309	$1,118,688	$1,106,888
	2021	$324,120	$245,000	$53,154	$134,793	$22,300	$102,190	$881,557	$859,257
Kimberly A. Fontan Executive Vice President and Chief Financial Officer	2023	$625,000	$1,165,112	$275,621	$646,875	$409,600	$31,860	$3,154,068	$2,744,468
	2022	$404,809	$1,034,293	$80,519	$379,688	$—	$29,720	$1,929,029	$1,929,029
Marcus V. Brown Executive Vice President and General Counsel	2023	$753,419	$1,226,636	$290,192	$950,104	$731,700	$77,328	$4,029,379	$3,297,679
	2022	$726,363	$1,144,238	$273,358	$761,302	$976,700	$93,793	$3,975,754	$2,999,054
	2021	$705,286	$2,738,613	$268,787	$852,840	$491,400	$60,135	$5,117,061	$4,625,661
Andrew S. Marsh Chair of the Board and Chief Executive Officer, Entergy	2023	$1,100,000	$5,159,370	$1,220,557	$1,821,600	$982,400	$89,281	$10,373,208	$9,390,808
	2022	$781,560	$4,598,890	$414,050	$960,700	$—	$106,560	$6,861,760	$6,861,760
	2021	$705,286	$1,650,645	$358,235	$906,143	$213,000	$56,018	$3,889,327	$3,676,327
Roderick K. West Group President, Utility Operations	2023	$799,130	$1,547,047	$365,976	$775,192	$204,800	$112,338	$3,804,483	$3,599,683
	2022	$770,432	$3,682,723	$402,025	$776,434	$—	$101,107	$5,732,721	$5,732,721
	2021	$748,087	$1,512,547	$328,247	$844,277	$77,500	$75,048	$3,585,706	$3,508,206
1No compensation information is provided for Ms. Fontan for 2021, as she was not included as a NEO in our 2022 Information Statement.
2The amounts in column (c) represent the actual base salary paid to the NEOs in the applicable year. The 2023 changes in base salaries noted in the CD&A were effective in April 2023.
3The amounts in column (e) represent the aggregate grant date fair value of restricted stock, performance units, and restricted stock units granted under the 2019 OIP, each calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value of the restricted stock, restricted stock units and the portion of the performance units attributable to the Adjusted FFO/Debt Ratio measure is determined using the closing price of Entergy's common stock on the date of grant. The grant date fair value of the portion of the performance units attributable to relative TSR was measured using a Monte Carlo simulation valuation model. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free interest rate is assumed to equal the yield on a three-year treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. The performance units in the table are also valued based on the probable outcome of the applicable performance condition at the time of grant. The maximum value of shares that would be received if the highest achievement level is attained with respect to both the relative TSR and Adjusted FFO/Debt

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EXECUTIVE OFFICER COMPENSATION
Ratio for performance units granted in 2023 are as follows: Mr. Viamontes, $432,578; Ms. Fontan, $1,513,590; Mr. Brown, $1,593,424; Mr. Marsh, $6,702,361 and Mr. West, $2,009,732.
4The amounts in column (f) represent the aggregate grant date fair value of stock options granted under the 2019 OIP calculated in accordance with FASB ASC Topic 718. For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the Financial Statements in the Annual Report.
5The amounts in column (g) represent annual incentive award cash payments made pursuant to the annual incentive program under the 2019 OIP.
6The amounts in column (h) include the annual actuarial change in the present value of the NEOs’ benefits under all pension plans established by Entergy using interest rate and mortality rate assumptions consistent with those used in Entergy's financial statements and include amounts which the NEOs may not currently be entitled to receive because such amounts are not vested. None of the increases for any of the NEOs are attributable to above-market or preferential earnings on non-qualified deferred compensation. See the 2023 Pension Benefits Table of this Information Statement for additional information.
7The amounts set forth in column (i) for 2023 include (a) matching contributions by Entergy under the Savings Plan to each of the NEOs; (b) dividends paid on restricted stock and performance units when vested; (c) life insurance premiums; and (d) perquisites and other compensation as described below. The amounts are listed in the following table:

	Eliecer Viamontes	Kimberly A. Fontan	Marcus V. Brown	Andrew S. Marsh	Roderick K. West
Entergy Matching Contribution – Savings Plan	$19,800	$13,860	$13,860	$13,860	$13,860
Dividends Paid on Vested Restricted Stock and PUP Awards	$5,237	$11,613	$48,042	$62,421	$55,542
Life Insurance Premiums	$809	$1,587	$11,484	$7,737	$7,482
Perquisites and Other Compensation	$—	$4,800	$3,942	$5,263	$35,454
Total	$25,846	$31,860	$77,328	$89,281	$112,338
8The Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for the applicable year. The amounts reported in the Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. The change in pension value is subject to many external variables, such as interest rates, assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that are not related to Entergy's performance and are outside the control of the Talent and Compensation Committee.
Perquisites and Other Compensation
The amounts set forth in column (i) also include perquisites and other personal benefits that Entergy provides to the NEOs as part of providing competitive executive compensation programs and for employee retention. The following perquisites were provided to the NEOs in 2023.

NEO	Personal Use of Corporate Aircraft	Executive Physical Exams
Eliecer Viamontes		X
Kimberly A. Fontan		X
Marcus V. Brown		X
Andrew S. Marsh		X
Roderick K. West	X	X

For security and business reasons, Entergy permits its Chief Executive Officer to use its corporate aircraft for personal use at Entergy's expense. The other NEOs may use the corporate aircraft for personal travel subject to the approval of Entergy's Chief Executive Officer. Annually, the Talent and Compensation Committee reviews the level of usage. Entergy believes that permitting its officers to use Entergy's plane for limited personal purposes saves time and helps to ensure their safety and security while traveling, thereby

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EXECUTIVE OFFICER COMPENSATION
benefiting Entergy. The amounts included in column (i) for the personal use of corporate aircraft, reflect the incremental cost to Entergy for use of the corporate aircraft, determined on the basis of the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. The only NEO who used Entergy's corporate aircraft for personal travel during 2023 was Mr. West. The aggregate incremental aircraft usage cost associated with Mr. West's personal use of the corporate aircraft was $32,773 for fiscal year 2023. In addition, Entergy offers its executives comprehensive annual physical exams at Entergy’s expense.

None of the other perquisites referenced above exceeded $25,000 for any of the other NEOs.
2023 Grants of Plan-Based Awards
The following table summarizes award grants during 2023 to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)
Name	Grant Date	Thresh-old ($)	Target ($)	Maximum ($)	Thresh-old (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	All Other Option Awards: Number of Securities Under- lying Options (#)[4]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[5]
(a)	(b)		(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Eliecer Viamontes	1/26/23	$—	$200,962	$401,924
	1/26/23				499	1,994	3,988				$251,671
	1/26/23							750			$81,353
	1/26/23								3,924	$108.47	$78,755
Kimberly A. Fontan	1/26/23	$—	$468,750	$937,500
	1/26/23				1,744	6,977	13,954				$880,595
	1/26/23							2,623			$284,517
	1/26/23								13,733	$108.47	$275,621
Marcus V. Brown	1/26/23	$—	$609,041	$1,218,082
	1/26/23				1,836	7,345	14,690				$927,042
	1/26/23							2,762			$299,594
	1/26/23								14,459	$108.47	$290,192
Andrew S. Marsh	1/26/23	$—	$1,320,000	$2,640,000
	1/26/23				7,724	30,895	61,790				$3,899,382
	1/26/23							11,616			$1,259,988
	1/26/23								60,815	$108.47	$1,220,557
Roderick K. West	1/26/23	$—	$645,993	$1,291,986
	1/26/23				2,316	9,264	18,528				$1,169,246
	1/26/23							3,483			$377,801
	1/26/23								18,235	$108.47	$365,976
1The amounts in columns (c), (d) and (e) represent minimum, target and maximum payment levels under the annual incentive program. The actual amounts awarded are reported in column (g) of the 2023 Summary Compensation Table.
2The amounts in columns (f), (g) and (h) represent the minimum, target and maximum payment levels under the PUP. Performance under the PUP is measured using two performance measures—Entergy’s TSR relative to the TSR of the companies included in the Philadelphia Utility Index and Adjusted FFO/Debt Ratio with relative TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%. There is no payout under the program if Entergy's TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and Adjusted FFO/Debt Ratio is below the minimum performance goal. Subject to achievement of performance targets, each unit will be converted into one share of Entergy common stock on the last day of the performance period for the 2023-2025 long-term PUP cycle (December 31, 2025). Accrued dividends on the shares earned will also be paid in Entergy stock.
3The amounts in column (i) represent shares of restricted stock granted under the 2019 OIP. Shares of restricted stock vest one-third on each of the first through third anniversaries of the grant date, have voting rights and accrue dividends during the vesting period.

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EXECUTIVE OFFICER COMPENSATION
4The amounts in column (j) represent options to purchase shares of Entergy common stock granted under the 2019 OIP. The options vest one-third on each of the first through third anniversaries of the grant date and have a ten-year term from the date of grant.
5The amounts in column (l) are valued based on the aggregate grant date fair value of the award calculated in accordance with FASB ASC Topic 718 and, in the case of the performance units, are based on the probable outcome of the applicable performance conditions. See footnotes 3 and 4 to the 2023 Summary Compensation Table for a discussion of the relevant assumptions used in calculating the grant date fair value.
2023 Outstanding Equity Awards at Fiscal Year-End
The following table summarizes, for each NEO unexercised options, restricted stock that has not vested, and other equity incentive plan awards outstanding as of December 31, 2023.

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eliecer Viamontes	—	3,924	[1]		$108.47	1/26/2033
	1,098	2,196	[2]		$109.59	1/27/2032
	2,888	1,444	[3]		$95.87	1/28/2031
										3,988	4	$403,546
										1,577	5	$159,577
							750	[6]	$75,893
							336	[7]	$34,000
							201	[8]	$20,339
Kimberly A. Fontan	—	13,733	[1]		$108.47	1/26/2033
	1,651	3,304	[2]		$109.59	1/27/2032
	3,630	1,815	[3]		$95.87	1/28/2031
	6,400	—			$131.72	1/30/2030
	6,000	—			$89.19	1/31/2029
	2,500	—			$78.08	1/25/2028
										13,954	[4]	$1,412,005
										5,302	[5]	$536,509
							2,623	[6]	$265,421
							506	[7]	$51,202
							253	[8]	$25,601
Marcus V. Brown	—	14,459	[1]		$108.47	1/26/2033
	5,607	11,215	[2]		$109.59	1/27/2032
	—	7,302	[3]		$95.87	1/28/2031
	28,574	—			$131.72	1/30/2030
										14,690	[4]	$1,486,481
										6,477	[5]	$655,408
							2,762	[6]	$279,487
							1,716	[7]	$173,642
							1,015	[8]	$102,708
							14,216	[9]	$1,438,517

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EXECUTIVE OFFICER COMPENSATION

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew S. Marsh	—	60,815	[1]		$108.47	1/26/2033
	8,493	16,987	[2]		$109.59	1/27/2032
	19,464	9,732	[3]		$95.87	1/28/2031
	36,079	—			$131.72	1/30/2030
	45,182	—			$89.19	1/31/2029
	49,000	—			$78.08	1/25/2028
	44,000	—			$70.53	1/26/2027
	45,000	—			$70.56	1/28/2026
	24,000	—			$89.90	1/29/2025
										61,790	4	$6,252,530
										23,118	5	$2,339,310
							11,616	[6]	$1,175,423
							2,599	[7]	$262,993
							1,353	[8]	$136,910
Roderick K. West	—	18,235	[1]		$108.47	1/26/2033
	8,246	16,494	[2]		$109.59	1/27/2032
	17,834	8,918	[3]		$95.87	1/28/2031
	31,705	—			$131.72	1/30/2030
	25,564	—			$89.19	1/31/2029
	14,167	—			$78.08	1/25/2028
										18,528	[4]	$1,874,848
										9,525	[5]	$963,835
							3,483	[6]	$352,445
							2,524	[7]	$255,404
							1,240	[8]	$125,476
							18,012	[10]	$1,822,634
1Consists of options granted under the 2019 OIP; 1/3 of the options vested on January 26, 2024 and one-half of the remaining options will vest on each of January 26, 2025 and January 26, 2026.
2Consists of options granted under the 2019 OIP; 1/2 of the options vested on January 27, 2024 and the remaining options will vest on January 27, 2025.
3Consists of options granted under the 2019 OIP that vested on January 28, 2024.
4Consists of performance units granted under the 2019 OIP that will vest on December 31, 2025 based on two performance measures—Entergy's relative TSR performance and Entergy's Adjusted FFO/Debt Ratio over the 2023 – 2025 performance period with relative TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%, as described under “What Entergy Pays and Why – Long-Term Incentive Compensation – 2023 Long-Term Incentive Award Mix – Long-Term Performance Units” in the CD&A.
5Consists of performance units granted under the 2019 OIP that will vest on December 31, 2024 based on two performance measures—Entergy's relative TSR and Entergy's Adjusted FFO/Debt Ratio over the 2022 – 2024 performance period with relative TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%.
6Consists of shares of restricted stock granted under the 2019 OIP; 1/3 of the shares of restricted stock vested on January 26, 2024 and one-half of the remaining shares will vest on each of January 26, 2025, and January 26, 2026.

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EXECUTIVE OFFICER COMPENSATION
7Consists of shares of restricted stock granted under the 2019 OIP; 1/2 of the shares of restricted stock vested on January 27, 2024 and the remaining shares of restricted stock will vest on January 27, 2025.
8Consists of shares of restricted stock granted under the 2019 OIP that vested on January 28, 2024.
9Consists of restricted stock units granted under the 2019 OIP that vested on May 17, 2024.
10Consists of restricted stock units granted under the 2019 OIP; 1/3 of the restricted stock units vested on June 1, 2024 and one-half of the remaining restricted stock units will vest on each of June 1, 2025 and June 1, 2026.
2023 Option Exercises and Stock Vested
The following table provides information concerning each exercise of stock options and each vesting of stock during 2023 for the NEOs.

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Eliecer Viamontes	—	$—	2,993	$302,141
Kimberly A. Fontan	—	$—	5,682	$570,316
Marcus V. Brown	51,917	$610,505	13,450	$1,359,144
Andrew S. Marsh	—	$—	28,140	$2,822,123
Roderick K. West	—	$—	16,522	$1,670,452
1Represents the value of performance units for the 2021 – 2023 performance period (payable solely in shares with value based on the closing stock price of Entergy on the date of vesting) under the PUP and the vesting of shares of restricted stock in 2023.

2023 Pension Benefits
The following table shows the present value as of December 31, 2023 of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under Entergy's retirement plans determined using interest rate and mortality rate assumptions set forth in Note 11 to the Financial Statements in the Annual Report. The amount of the SERP benefit provided in this table is the present value of the SERP benefit due at age 65 discounted using the interest rates that Entergy used for financial reporting for the non-qualified pension liability at December 31, 2023, with the exception of Mr. Brown as discussed in the footnotes accompanying the table.
Additional information regarding these retirement plans follows this table.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2023
Eliecer Viamontes	Cash Balance Equalization Plan	3.95	$28,300	$—
	Cash Balance Plan	3.95	$46,600	$—
Kimberly A. Fontan	Pension Equalization Plan	27.56	$1,019,800	$—
	Entergy Retirement Plan	27.56	$808,600	$—
Marcus V. Brown[1,2]	System Executive Retirement Plan	28.74	$10,108,100	$—
	Entergy Retirement Plan	28.74	$1,366,100	$—
Andrew S. Marsh	System Executive Retirement Plan	25.37	$6,186,700	$—
	Entergy Retirement Plan	25.37	$754,800	$—
Roderick K. West[1]	System Executive Retirement Plan	24.75	$5,794,600	$—
	Entergy Retirement Plan	24.75	$855,700	$—
1As of December 31, 2023, Messrs. Brown and West were retirement eligible.

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EXECUTIVE OFFICER COMPENSATION
2In 2022, Entergy entered into an agreement with Mr. Brown and amended the PEP and the SERP, and pursuant to such agreement and amendments, if certain contingencies are met, the benefit payable to Mr. Brown (or to his surviving spouse) under the SERP when he separates from employment with Entergy is fixed and will be determined as if such separation from employment occurred as of November 30, 2022 (including the use of final average monthly compensation, service and actuarial assumptions applicable to separations as of such date). If Mr. Brown from employment and the contingencies are not met, then Mr. Brown (or his surviving spouse) will receive the lesser of the previously described benefit amount under the SERP or the benefit that would have been payable to Mr. Brown under the PEP without regard to the above-described amendments to the SERP and PEP.
A summary of the pension benefit plans sponsored by Entergy that the NEOs participated in during 2023 are described in the tables below. Benefits for the NEOs who participate in these plans are determined using the same formulas as for other eligible employees.
Qualified Retirement Benefits
All of our NEOs, except Mr. Viamontes, participate in the Entergy Retirement Plan, a tax-qualified final average pay defined benefit pension plan sponsored by Entergy. Mr. Viamontes participates in the Cash Balance Plan, which is a tax-qualified cash balance defined benefit pension plan Entergy sponsors for employees hired after June 30, 2014 and before January 1, 2021. Summaries of these plans are provided below. Benefits for the NEOs are determined using the same formulas as for other eligible employees:

	Entergy Retirement Plan	Cash Balance Plan
Eligible NEOs	• Andrew S. Marsh • Marcus V. Brown • Kimberly A. Fontan • Roderick K. West	• Eliecer Viamontes
Eligibility	Non-bargaining employees hired before July 1, 2014.	Non-bargaining employees hired on or after July 1, 2014 and before January 21, 2021
Vesting	A participant becomes vested in the Entergy Retirement Plan upon attainment of at least 5 years of vesting service or upon attainment of age 65 while actively employed by an Entergy system company.	A participant becomes vested in the Cash Balance Plan upon attainment of at least 3 years of vesting service or upon attainment of age 65 while actively employed by an Entergy system company.
Form of Payment Upon Retirement	Benefits are payable as an annuity or as a single lump sum distribution.	Benefits are payable as an annuity or single lump sum distribution.

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EXECUTIVE OFFICER COMPENSATION

	Entergy Retirement Plan	Cash Balance Plan
Retirement Benefit Formula
Benefits are calculated as a single life annuity payable at age 65 and generally are equal to 1.5% of a participant’s Final Average Monthly Earnings ("FAME") multiplied by years of service (not to exceed 40).
Earnings for the purpose of calculating FAME generally includes the employee’s base salary and eligible annual incentive awards, subject to limitations imposed by Internal Revenue Code of 1986, as amended (the "Code"), and excludes all other bonuses. Executive annual incentive awards under the Executive Annual Incentive Program are not eligible for inclusion in Earnings under this plan.
FAME is calculated using the employee’s average monthly Earnings for the 60 consecutive months in which the employee’s earnings were highest during the 120-month period immediately preceding the employee’s retirement and includes up to 5 eligible annual incentive awards paid during the 60-month period, except that executive annual incentive awards are not included in the FAME calculation.
The normal retirement benefit at age 65 is determined by converting the sum of an employee’s annual pay credits and his or her annual interest credits, into an actuarially equivalent annuity.

Pay credits ranging from 4-8% of an employee’s eligible Earnings are allocated annually to a notional account for the employee based on an employee’s age and years of service. Earnings for purposes of calculating an employee’s pay credit include the employee’s base salary and annual incentive awards, subject to Code limitations, and exclude all other bonuses. Executive annual incentive program awards are eligible for inclusion in Earnings under this plan.

Interest credits are calculated based upon the annual rate of interest on 30-year U.S. Treasury securities, as specified by the Internal Revenue Service, for the month of August preceding the first day of the applicable calendar year subject to a minimum rate of 2.6% and a maximum rate of 9%.

Benefit Timing[1]
Normal retirement age under the plan is 65.

A reduced terminated vested benefit may be commenced as early as age 55. The amount of this benefit is determined by reducing the normal retirement benefit by 7% per year for the first 5 years commencement precedes age 65, and 6% per year for each additional year commencement precedes age 65.
A subsidized early retirement benefit may be commenced by employees who are at least age 55 with 10 years of service at the time they separate from service. The amount of this benefit is determined by reducing the normal retirement benefit by 2% per year for each year that early retirement precedes age 65.
Normal retirement age under the plan is 65.

A vested cash balance benefit may be commenced as early as the first day of the month following separation from service. The amount of the benefit is determined in the same manner as the normal retirement benefit described above in the “Retirement Benefit Formula” section.

1As of December 31, 2023, Messrs. Brown and West were eligible for early retirement under the Entergy Retirement Plan.

Entergy Texas Information Statement |	39

EXECUTIVE OFFICER COMPENSATION
Non-qualified Retirement Benefits
The NEOs are eligible to participate in certain non-qualified retirement benefit plans that provide retirement income, including the Pension Equalization Plan, the Cash Balance Equalization Plan and the System Executive Retirement Plan. Each of these plans is an unfunded non-qualified defined benefit pension plan that provides benefits to key management employees. An executive may participate in one or more non-qualified plans, but is only paid the amount due under the plan that provides the highest benefit. In general, upon disability, participants in the Pension Equalization Plan and the System Executive Retirement Plan remain eligible for continued service credits until the earliest of recovery, separation from service due to disability, or retirement eligibility. Generally, spouses of participants who die before commencement of benefits may be eligible for a portion of the participant’s accrued benefit under these plans.

	Pension Equalization Plan	System Executive Retirement Plan	Cash Balance Equalization Plan
Eligible NEOs	• Andrew S. Marsh • Marcus V. Brown • Kimberly A. Fontan • Roderick K. West	• Andrew S. Marsh • Marcus V. Brown • Roderick K. West	• Eliecer Viamontes
Eligibility[1]	Management or highly compensated employees who participate in the Entergy Retirement Plan.	Certain individuals who became executive officers before July 1, 2014.	Management or highly compensated employees who participate in the Cash Balance Plan.
Form of Payment Upon Retirement	Single lump sum distribution.	Single lump sum distribution.	Single lump sum distribution.
Retirement Benefit Formula	Benefits generally are equal to the actuarial present value of the difference between (1) the amount that would have been payable as an annuity under the Entergy Retirement Plan, including executive annual incentive program awards as eligible earnings and without applying limitations of the Code on pension benefits and earnings that may apply in calculating tax-qualified pension benefits, and (2) the amount actually payable as an annuity under the Entergy Retirement Plan.	Benefits generally are equal to the actuarial present value of a specified percentage, based on the participant’s years of service (including supplemental service granted under the plan) and management level, of the participant’s Final Average Monthly Compensation (which is generally 1/36th of the sum of the participant’s base salary and annual incentive awards for the 3 highest years during the last 10 years preceding separation from service), after first being reduced by the value of the participant’s Entergy Retirement Plan benefit.	Benefits generally are equal to the difference between the amount that would have been payable as a lump sum under the Cash Balance Plan, but for Code limitations on pension benefits and earnings that may be considered in calculating tax-qualified cash balance plan benefits, and the amount actually payable as a lump sum under the Cash Balance Plan.

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EXECUTIVE OFFICER COMPENSATION

	Pension Equalization Plan	System Executive Retirement Plan	Cash Balance Equalization Plan
Benefit Timing[2]
Payable at age 65.
Benefits payable prior to age 65 are subject to the same reduced terminated vested or early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.
Payable upon separation from service subject to six month delay if the participant is a "specified employee" under Code Section 409A.

Payable at age 65.
Prior to age 65, vesting is conditioned on the prior written consent of the officer’s Entergy employer.
Benefits payable prior to age 65 are subject to the same reduced terminated vested or subsidized early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above. Payable upon separation from service subject to six month delay if the participant is a "specified employee" under Code Section 409A.
Payable upon separation from service subject to six month delay if the participant is a “specified employee” under Code Section 409A.
1The SERP was closed to new executive officers effective July 1, 2014. Effective July 1, 2014, (a) no new grants of supplemental service may be provided to participants in the PEP; and (b) supplemental credited service granted prior to July 1, 2014 was grandfathered. Participants in Entergy's CBP are not eligible to participate in the SERP or the PEP and instead may be eligible to participate in the CBEP.
2Benefits accrued under the SERP, PEP and CBEP, if any, will become fully vested if a participant is involuntarily terminated without cause or terminates his or her employment for good reason in connection with a change in control with payment generally made in a lump-sum payment as soon as reasonably practicable following the first day of the month after the termination of employment, unless subject to a six month delay under Code Section 409A.

Entergy Texas Information Statement |	41

EXECUTIVE OFFICER COMPENSATION
Potential Payments Upon Termination or Change in Control
Entergy has plans and other arrangements that provide compensation to a NEO if his employment terminates under specified conditions, including following a change in control of Entergy.
Change in Control
Entergy does not have any plans or agreements that provide for payments or benefits to any of the NEOs solely upon a Change in Control (as defined below). Under the Continuity Plan, executive officers, including each of the NEOs, are eligible to receive the cash severance payment and welfare plan benefits described below if their employment is terminated by their Entergy system employer other than for Cause (as defined below) or if they terminate their employment for Good Reason (as defined below) during a period beginning with a potential Change in Control and ending 24 months following the effective date of a Change in Control (a "Qualifying Termination"). A participant will not be eligible for benefits under the Continuity Plan if such participant accepts employment with Entergy or any of its subsidiaries; elects to receive the benefits of another severance or separation program; removes, copies or fails to return any property belonging to Entergy or any of its subsidiaries; or violates the non-compete provision of the Continuity Plan (which generally runs for two years but extends to three years if permissible under applicable law). The Continuity Plan does not include any provisions for the waiver of a breach of any of these restrictive covenants.
In addition, under the 2019 OIP or an applicable equity award agreement issued under the 2019 OIP, upon a Qualifying Termination, executive officers, including the NEOs, are eligible for the payments and benefits described in the table below under “Performance Units” and “Equity Awards.” Further, in the event of a Qualifying Termination, the executive officers, including the NEOs, are eligible for the benefits described in the table below for “Retirement Benefits” under the terms of the SERP, the PEP and/or CBEP, as applicable.
In the event of a Qualifying Termination, the executive officers, including the NEOs, would receive the lump sum severance payments and welfare benefits described below. In the event of a Qualifying Termination, all of the NEOs, would receive the treatment described below for their retirement benefits and their outstanding performance units and equity awards:

Compensation Element	Payment and/or Benefit
Severance*	A lump sum severance payment equal to a multiple of the sum of: (a) the participant’s annual base salary as in effect at any time within one year prior to the commencement of a change in control period or, if higher, immediately prior to a circumstance constituting good reason, plus (b) the participant’s annual incentive award, calculated using the average annual target opportunity derived under the annual incentive program for the two calendar years immediately preceding the calendar year in which termination occurs.
Performance Units	For outstanding performance units, participants would receive a number of shares of Entergy common stock equal to the greater of (1) the target number of performance units subject to the performance unit agreement or (2) the number of units that would vest under the performance unit agreement calculated based on Entergy's performance through the participant’s termination date, in either case pro-rated based on the portion of the performance period that occurs through the termination date.
Equity Awards	All unvested stock options and restricted stock units will vest immediately, and restrictions will lift on restricted shares upon a Qualifying Termination pursuant to the terms of Entergy's equity plans.
Retirement Benefits	Benefits already accrued under our SERP, PEP and CBEP, if any, will become fully vested.
Welfare Benefits	Participants who are not retirement-eligible would be eligible to receive Entergy-subsidized COBRA benefits for a period of 18 months.
*Cash severance payments are capped at 2.99 times the sum of (a) an executive's annual base salary in effect at any time within one year before commencement of the change in control period or, if higher, immediately prior to a circumstance constituting Good Reason under the Continuity Plan, plus (b) the higher of the executive’s actual annual incentive payment under the annual incentive program for the year immediately preceding the calendar year in which termination occurs or the average of the executive’s target annual incentive award for the two calendar years preceding the year in which termination occurs. Any cash

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EXECUTIVE OFFICER COMPENSATION
severance payments to be paid under the Continuity Plan in excess of this cap will be forfeited by the participant.
To protect shareholders and Entergy's business model, executives are obligated under the Continuity Plan to comply with non-compete provisions (which generally run for two years but extends to three years if permissible under applicable law) and confidentiality provisions, as discussed above. If an executive discloses non-public data or information concerning Entergy or any of its subsidiaries or violates his or her non-compete provision, he or she will be required to repay any benefits previously received under the Continuity Plan.
For purposes of the Continuity Plan the following events are generally defined as:
•Change in Control: (a) the purchase of 30% or more of either Entergy's common stock or the combined voting power of Entergy's voting securities; (b) the merger or consolidation of Entergy (unless the Entergy board members constitute at least a majority of the board members of the surviving entity); (c) the liquidation, dissolution or sale of all or substantially all of Entergy's assets; or (d) a change in the composition of the Entergy board such that, during any two-year period, the individuals serving at the beginning of the period no longer constitute a majority of the Entergy board at the end of the period.
•Potential Change in Control: (a) Entergy or an affiliate enters into an agreement the consummation of which would constitute a Change in Control; (b) the Entergy board adopts resolutions determining that, for purposes of the Continuity Plan, a potential Change in Control has occurred; (c) an Entergy system company or other person or entity publicly announces an intention to take actions that would constitute a Change in Control; or (d) any person or entity becomes the beneficial owner (directly or indirectly) of outstanding shares of common stock of Entergy constituting 20% or more of the voting power or value of Entergy's outstanding common stock.
•Cause: The participant’s (a) willful and continuous failure to perform substantially his or her duties after written demand for performance; (b) engagement in conduct that is materially injurious to Entergy or any of its subsidiaries; (c) conviction or guilty or nolo contendere plea to a felony or other crime that materially and adversely affects the participant’s ability to perform his or her duties or Entergy's reputation; (d) material violation of any agreement with Entergy or any of Entergy's subsidiaries; or (e) disclosure of any of Entergy's confidential information without authorization.
•Good Reason: The participant’s (a) nature or status of duties and responsibilities is substantially altered or reduced; (b) salary is reduced by 5% or more; (c) primary work location is relocated outside the continental United States; (d) compensation plans are discontinued without an equitable replacement; (e) benefits or number of vacation days are substantially reduced; or (f) employment is purportedly terminated by an Entergy employer in a manner that is not in accordance with the Continuity Plan.
Other Termination Events
For termination events, other than in connection with a Change in Control, the executive officers, including the NEOs, generally will receive the benefits set forth below:
Compensation Element

Termination Event	Severance	Annual Incentive	Stock Options	Restricted Stock[2]	Performance Units
Voluntary Resignation	None	Forfeited[1]	Unvested options are forfeited. Vested options expire on the earlier of (i) 90 days from the last day of active employment and (ii) the option’s normal expiration date.	Forfeited	Forfeited[3]
Termination for Cause	None	Forfeited	Forfeited	Forfeited	Forfeited

Entergy Texas Information Statement |	43

EXECUTIVE OFFICER COMPENSATION

Termination Event	Severance	Annual Incentive	Stock Options	Restricted Stock[2]	Performance Units
Retirement	None	Pro-rated based on number of days employed during the performance period	Unvested stock options continue to vest following retirement, in accordance with the original vesting schedule and expire the earlier of (i) five years from the retirement date and (ii) the option’s original expiration date.	Forfeited	Officers with a minimum of 12 months of participation are eligible for a pro-rated award based on actual performance and full months of service during the performance period
Death / Disability	None	Pro-rated based on number of days employed during the performance period	Unvested stock options vest on the termination date and expire the earlier of (i) five years from the termination date and (ii) the option’s normal expiration date	Fully Vest	Officers are eligible for a pro-rated award based on actual performance and full months of service during the performance period
1If an officer resigns after the completion of an annual incentive program performance period, he or she may receive, at Entergy's discretion, an annual incentive payment.
2This column refers solely to restricted stock awards. Certain officers are occasionally granted restricted stock units for retention purposes, to offset forfeited compensation from a previous employer or for other limited purposes. The treatment of restricted stock units depends on the terms of the individual restricted stock unit agreement, which terms can vary. The standard off-cycle restricted stock unit agreement approved by the Talent and Compensation Committee provides that the units are forfeited if employment is terminated for any reason before the vesting date, except in the case of a termination other than for cause or voluntary termination for Good Reason during a Change in Control period. However, individual restricted stock unit agreements may provide for accelerated vesting in certain events, such as death or disability. Mr. Brown and Mr. West have outstanding restricted stock units, the treatment of which upon various events of termination is disclosed in connection with the table below.
3If an officer resigns after the completion of a PUP performance period, he or she will receive a payout under the PUP based on the outcome of the performance period.

44	| Entergy Texas Information Statement

EXECUTIVE OFFICER COMPENSATION
Aggregate Termination Payments
The tables below reflect the amount of compensation each of the NEOs would have received if his or her employment had been terminated as of December 31, 2023 under the various scenarios described above. For purposes of these tables, a stock price of $101.19 was used, which was the closing market price of Entergy common stock on December 29, 2023, the last trading day of the year.

Benefits and Payments Upon Termination	Voluntary Resignation	For Cause	Termination for Good Reason or Not for Cause	Retirement	Disability	Death	Termination Related to a Change in Control
Eliecer Viamontes[1]
Severance Payment	—	—	$—	$—	$—	$—	$1,077,886
Performance Units[3]	—	—	$—	$—	$173,743	$173,743	$173,743
Stock Options	—	—	$—	$—	$23,046	$23,046	$23,046
Restricted Stock	—	—	$—	$—	$138,979	$138,979	$138,979
Welfare Benefits[5]	—	—	$—	$—	$—	$—	$33,129
Kimberly A. Fontan[1]
Severance Payment	—	—	$—	$—	$—	$—	$3,130,156
Performance Units[3]	—	—	$—	$—	$593,075	$593,075	$593,075
Stock Options	—	—	$—	$—	$28,967	$28,967	$28,967
Restricted Stock	—	—	$—	$—	$361,522	$361,522	$361,522
Welfare Benefits[5]	—	—	$—	$—	$—	$—	$33,129
Marcus V. Brown[2]
Severance Payment	—	—	$—	$—	$—	$—	$4,111,030
Performance Units[3]	—	—	$—	$684,752	$684,752	$684,752	$684,752
Stock Options	—	—	$—	$—	$38,847	$38,847	$38,847
Restricted Stock	—	—	$—	$—	$595,530	$595,530	$595,530
Welfare Benefits[4]	—	—	$—	$—	$—	$—	$—
Unvested Restricted Stock Units[6]	—	—	$1,257,387	$—	$1,257,387	$1,257,387	$1,438,517
Andrew S. Marsh[1]
Severance Payment	—	—	$—	$—	$—	$—	$6,660,225
Performance Units[3]	—	—	$—	$—	$2,601,696	$2,601,696	$2,601,696
Stock Options	—	—	$—	$—	$155,323	$155,323	$155,323
Restricted Stock	—	—	$—	$—	$1,666,722	$1,666,722	$1,666,722
Welfare Benefits[5]	—	—	$—	$—	$—	$—	$33,129
Roderick K. West[2]
Severance Payment	—	—	$—	$—	$—	$—	$4,360,453
Performance Units[4]	—	—	$—	$955,032	$955,032	$955,032	$955,032
Stock Options	—	—	$—	$—	$142,321	$142,321	$142,321
Restricted Stock	—	—	$—	$—	$785,888	$785,888	$785,888
Welfare Benefits[4]	—	—	$—	$—	$—	$—	$—
Unvested Restricted Stock Units[7]	—	—	$—	$—	$—	$—	$1,822,634
1See “2023 Pension Benefits” section of this Information Statement for a description of the pension benefits Messrs. Marsh and Viamontes and Ms. Fontan may receive upon the occurrence of certain termination events since they are not yet retirement eligible.
2As of December 31, 2023, Mr. Brown and Mr. West were retirement eligible and would retire rather than voluntarily resign, and in addition to the payments and benefits in the table, Mr. Brown and Mr. West also would be entitled to receive their vested pension benefits under the Entergy Retirement Plan and under the SERP or PEP. The SERP requires the prior written consent of the officer’s Entergy employer to separate prior to age 65. For a description of these benefits, see “2023 Pension Benefits” section of this Information Statement.

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EXECUTIVE OFFICER COMPENSATION
3For purposes of the table, in the event of a Qualifying Termination related to a change in control, each NEO would receive a number of performance units for the 2022 – 2024 performance period and a number of performance units for the 2023 – 2025 performance period, calculated as follows:
The greater of (1) the target number of performance units subject to the performance unit agreements or (2) the number of performance units that would vest under the performance unit agreements calculated based on actual performance of Entergy through the NEO’s termination date, in either case pro-rated based on the portion of the performance periods that occurs through the termination date.
For purposes of the table, the values of the performance unit awards for the performance periods for each NEO were calculated as follows, based on the assumption that the target number of performance units was the greater number:
Mr. Viamontes’:

2022 – 2024 PUP Performance Period: 1,052 (24/36x1,577) performance units at target, assuming a stock price of $101.19 = $106,452

2023 – 2025 PUP Performance Period: 665 (12/36x1,994) performance units at target, assuming a stock price of $101.19 = $67,291

Total: $173,743
Ms. Fontan’s:
2022 – 2024 PUP Performance Period: 3,535 (24/36x5,302) performance units at target, assuming a stock price of $101.19 = $357,707
2023 – 2025 PUP Performance Period: 2,326 (12/36x6,977) performance units at target, assuming a stock price of $101.19 = $235,368
Total: $593,075
Mr. Brown’s:
2022 – 2024 PUP Performance Period: 4,318 (24/36x6,477) performance units at target, assuming a stock price of $101.19 = $436,938
2023 – 2025 PUP Performance Period: 2,449 (12/36x7,345) performance units at target, assuming a stock price of $101.19 = $247,814
Total: $684,752
Mr. Marsh’s:
2022 – 2024 PUP Performance Period: 15,412 (24/36x23,118) performance units at target, assuming a stock price of $101.19 = $1,559,540
2023 – 2025 PUP Performance Period: 10,299 (12/36x30,895) performance units at target, assuming a stock price of $101.19 = $1,042,156
Total: $2,601,696
Mr. West’s:
2022 – 2024 PUP Performance Period: 6,350 (24/36x9,525) performance units at target, assuming a stock price of $101.19 = $642,557
2023 – 2025 PUP Performance Period: 3,088 (12/36x9,264) performance units at target, assuming a stock price of $101.19 = $312,475
Total: $955,032
In the event of retirement, Mr. Brown and Mr. West would receive a prorated portion of the applicable Achievement Level of PUP Performance Units for each open PUP Performance Period, based on his full months of participation in such PUP Performance Period, provided he has completed a minimum of 12 months of full-time employment in the applicable PUP Performance Period. For purposes of calculating for the above table the number of performance units Mr. Brown and Mr. West would receive in the event of

46	| Entergy Texas Information Statement

EXECUTIVE OFFICER COMPENSATION
retirement, it is assumed the Achievement Levels for the 2022 – 2024 PUP Performance Period and the 2023 – 2025 PUP Performance Period are at target.
In the event of death or disability of any NEO, the NEO or his or her estate would receive a prorated portion of the applicable Achievement Level of PUP Performance Units for each open PUP Performance Period, based on his or her full months of participation in such PUP Performance Period, with no required minimum amount of full-time employment in the applicable PUP Performance Period. For purposes of the above table, it is assumed the Achievement Levels for the 2022 – 2024 PUP Performance Period and the 2023 – 2025 PUP Performance Period are at target.
4Upon retirement, Mr. Brown and Mr. West would be eligible for retiree medical and dental benefits, the same as all other retirees who are eligible for post-retirement medical benefits.
5Pursuant to the Continuity Plan, in the event of a termination related to a Change in Control, Messrs. Marsh and Viamontes and Ms. Fontan would be eligible to receive Entergy-subsidized COBRA benefits for 18 months.
6Mr. Brown’s 14,216 restricted stock units vested 100% on May 17, 2024. Pursuant to his restricted stock unit agreement, any unvested restricted stock units would have vested in a pro rata portion in the event of his termination of employment due to Mr. Brown’s total disability, death or termination without cause (each, an Accelerated Vesting Event). The pro rata portion would have been determined by multiplying the total number of restricted stock units by a fraction, the numerator of which would have been the number of days between May 17, 2021 and the Accelerated Vesting Event and the denominator of which would have been 1,096. In the event of a Change in Control, the unvested restricted stock units would have fully vested upon Mr. Brown’s Qualifying Termination during a change in control period. Pursuant to his restricted stock unit agreement, Mr. Brown is subject to certain restrictions on his ability to compete with Entergy and its affiliates during and for 12 months after his employment with Entergy, or to solicit its employees or customers during and for 24 months after his employment with Entergy. In addition, the restricted stock unit agreement limits Mr. Brown’s ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, other than following certain constructive terminations of his employment, Mr. Brown must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.
76,004 of Mr. West's restricted stock units noted in the table vested on June 1, 2024; the remaining 12,008 restricted stock units are scheduled to vest in two equal installments on June 1, 2025 and June 1, 2026. In the event of a Change in Control, the unvested restricted stock units will fully vest upon Mr. West’s Qualifying Termination during a change in control period. Pursuant to his restricted stock unit agreement, Mr. West is subject to certain restrictions on his ability to compete with Entergy and its affiliates during and for 12 months after his employment with Entergy, or to solicit its employees or customers during and for 24 months after his employment with Entergy. In addition, the restricted stock unit agreement limits Mr. West’s ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, other than following certain constructive terminations of his employment, Mr. West must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.

Entergy Texas Information Statement |	47

EXECUTIVE OFFICER COMPENSATION
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Eliecer Viamontes, our President and Chief Executive Officer.
Ratio
For 2023,

•The median of the annual total compensation of all of Entergy Texas’s employees, other than Mr. Viamontes, was $153,165.
•Mr. Viamontes’ annual total compensation, as reported in the Total column of the 2023 Summary Compensation Table, was $1,078,811.
•Based on this information, the ratio of the annual total compensation of Mr. Viamontes to the median of the annual total compensation of all employees is estimated to be 7:1.
Identification of Median Employee
    The Company selected October 20, 2023 as the date on which to determine our median employee. While the date is different from the date used last year, the methodology to determine the date is consistent with that used last year. These dates correspond to the first day of the three-month period prior to fiscal year-end for which we can gather information about our employees and all of our subsidiaries have the same number of pay periods.
To identify the median employee from our employee population base, we considered all compensation included in Box 5 of Form W-2 with all before-tax deductions added back to this compensation (Box 5 Compensation). For purposes of determining the median employee, we selected Box 5 Compensation as we believe it is representative of the compensation received by all employees and is readily available. The calculation of annual total compensation of the median employee is the same calculation used to determine total compensation for purposes of the 2023 Summary Compensation Table with respect to each of the NEOs.

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EXECUTIVE OFFICER COMPENSATION
Pay versus Performance

The following table sets forth information regarding Entergy’s performance and the Compensation Actually Paid (“CAP”) by Entergy and its subsidiaries, including the Company, to the Company’s principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEOs”), as calculated in accordance with Item 402(v) of Regulation S-K.
Pay Versus Performance (PVP) Table

							Value of Initial Fixed $100 Investment Based on:
Year	SCT Total 1st PEO[1]	SCT Total 2nd PEO[2]	CAP 1st PEO[3]	CAP 2nd PEO[4]	Avg SCT Total NEOs[5]	Avg CAP Non-PEO NEOs[6]	TSR[7]	Peer Group TSR[8]	Net Income[9] (In Thousands)	ETR Tax Adjusted EPS[10]
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	N/A	$1,078,811	N/A	$834,317	$5,340,285	$3,321,371	$98.28	$111.05	$2,356,536	$8.83
2022	N/A	$1,118,688	N/A	$1,241,539	$6,220,068	$7,964,841	$104.64	$122.25	$1,103,166	$6.58
2021	$1,246,210	$881,557	$574,114	$1,037,011	$7,409,460	$10,495,947	$101.07	$121.46	$1,118,492	$6.22
2020	$1,543,383	N/A	$850,925	N/A	$8,247,020	$4,828,195	$86.29	$102.72	$1,388,334	$6.90

1The amounts reported in this first column (b) are the same amounts reported in column (j) of the 2021 Summary Compensation Table ("SCT") for Ms. Sallie T. Rainer, who served as the Company's PEO for the entirety of 2020 and during 2021 until her retirement as our Chief Executive Officer on November 2021.
2The amounts reported in this second column (b) for 2021, 2022 and 2023 are the same amounts reported in column (j) of the 2023 SCT for Mr. Viamontes, who became the Company's PEO in November 2021 upon his appointment as our Chief Executive Officer upon Ms. Rainer's retirement in November 2021.
3The amounts reported in this first column (c) represent the total CAP to Ms. Rainer as calculated in accordance with SEC disclosure rules, for 2020 and 2021. CAP does not necessarily mean that Ms. Rainer was actually paid those amounts in the listed year, but this is a dollar amount derived from the SCT amount in the first column (b), adjusted by certain changes in equity award and pension plan values, as follows:

Adjustments to Determine CAP for Ms. Rainer	2023	2022	2021	2020
SCT Total	N/A	N/A	$1,246,210	$1,543,383
Deduction for Change in Actuarial Present Value reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	N/A	N/A	$(479,100)	$(663,100)
Increase for “Service Cost” for Pension Plans	N/A	N/A	$(8,500)	$(2,600)
Increase for “Prior Service Cost” for Pension Plans (Due to Plan Amendment/Modification)	N/A	N/A	$—	$—
Deduction for the Equity Awards Grant Date Fair Value reported under the “Stock Awards” and “Option Awards” Columns in the SCT	N/A	N/A	$(266,557)	$(302,054)
Increase for Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Year End	N/A	N/A	$85,864	$185,099
Increase/Deduction for Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	N/A	N/A	$(42,028)	$(298,373)
Increase for Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	N/A	N/A	$—	$—
Increase/Deduction for Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	N/A	N/A	$38,225	$388,570
Deduction for Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	N/A	N/A	$—	$—
Calculated CAP	N/A	N/A	$574,114	$850,925
4The amounts reported in this second column (c) represents the total CAP, as calculated in accordance with SEC disclosure rules, to Mr. Viamontes for 2021, the year in which he was appointed as our PEO, and for

Entergy Texas Information Statement |	49

EXECUTIVE OFFICER COMPENSATION
2022 and 2023. CAP does not mean that Mr. Viamontes was actually paid those amounts in the listed year, but this is a dollar amount derived from the SCT amount in the second column (b), adjusted by certain changes in equity award and pension plan values, as follows:

Adjustments to Determine CAP for Mr. Viamontes	2023	2022	2021	2020
SCT Total	$1,078,811	$1,118,688	$881,557	N/A
Deduction for Change in Actuarial Present Value reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	$(28,700)	$(11,800)	$(22,300)	N/A
Increase for “Service Cost” for Pension Plans	$20,600	$16,300	$—	N/A
Increase for “Prior Service Cost” for Pension Plans	$—	$—	$—	N/A
Deduction for the Equity Awards Grant Date Fair Value reported under the “Stock Awards” and “Option Awards” Columns in the SCT	$(411,779)	$(350,389)	$(298,154)	N/A
Increase for Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Year End	$387,873	$351,005	$399,481	N/A
Increase/Deduction for Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$(125,218)	$91,640	$78,038	N/A
Increase for Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$—	$—	—	N/A
Increase/Deduction for Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$(87,270)	$26,095	$(1,611)	N/A
Deduction for Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$—	$—	$—	N/A
Calculated CAP	$834,317	$1,241,539	$1,037,011	N/A

5The amounts reported in this column (d) represent the average of amounts reported in column (j) of the SCT for the applicable years for our Non-PEO NEOs. The names of the non-PEO NEOs included in the average for each year are listed in the table below.

2023	2022	2021	2020
Kimberly A. Fontan	A. Christopher Bakken, III	Marcus V. Brown	Marcus V. Brown
Andrew S. Marsh	Leo P. Denault	Leo P. Denault	Leo P. Denault
Marcus V. Brown	Kimberly A. Fontan	Andrew S. Marsh	Andrew S. Marsh
Roderick K. West	Andrew S. Marsh	Roderick K. West	Roderick K. West
Roderick K. West

6The amounts reported in this column (e) represent the average CAP, as calculated in accordance with SEC disclosure rules, to the Non-PEO NEOs for the prior four completed fiscal years. Average CAP does not necessarily equal the average amount that our Non-PEO NEOs was actually paid in the listed year but is a dollar amount derived from the Average SCT Total amount in column (d), adjusted for certain changes in equity award and pension plan values (expressed as averages), as follows:

50	| Entergy Texas Information Statement

EXECUTIVE OFFICER COMPENSATION

Adjustments to Determine the Average CAP for Non-PEO NEOs	2023	2022	2021	2020
SCT Total	$5,340,285	$6,220,068	$7,409,460	$8,247,020
Deduction for Change in Actuarial Present Value reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	$(582,125)	$(17,640)	$(1,240,050)	$(2,548,275)
Increase for “Service Cost” for Pension Plans	$143,175	$115,440	$142,425	$117,475
Increase for “Prior Service Cost” for Pension Plans (Due to Plan Amendment/Modification)	$—	$—	$2,214,550	$—
Deduction for the Equity Awards Grant Date Fair Value reported under the “Stock Awards” and “Option Awards” Columns in the SCT	$(2,812,628)	$(4,187,291)	$(3,964,336)	$(3,663,838)
Increase for Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Year End	$2,649,336	$4,282,207	$5,204,916	$2,139,318
Increase/Deduction for Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$(814,692)	$1,009,268	$315,059	$(3,289,760)
Increase for Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$—	$—	$—	$—
Increase/Deduction for Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$(601,980)	$542,789	$413,923	$3,826,255
Deduction for Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$—	$—	$—	$—
Calculated Average CAP	$3,321,371	$7,964,841	$10,495,947	$4,828,195

7The Company does not have publicly traded common stock, and equity awards granted to the PEOs and Non-PEO NEOs are all based in Entergy common stock. As a result, the amounts reported in this column (f) represent Entergy’s total shareholder return (“TSR”) for the prior four completed fiscal years. The calculation for each year is based on a fixed investment of $100 as of December 31, 2019 through the end of each applicable year in the table, assuming reinvestment of dividends. Historic stock price performance is not necessarily indicative of future stock price performance.

8The Company does not have publicly traded common stock, and equity awards granted to the PEOs and Non-PEO NEOs are all based in Entergy common stock. As a result, the amounts reported in this column (g) report the average TSR of the Philadelphia Utility Index, the index used by Entergy for purposes of the performance graph included in its 2023 annual report to shareholders pursuant to Item 201(e) of Regulation S-K. The same methodology was used in calculating Entergy’s TSR and that of the Philadelphia Utility Index, with the calculation for each year based on a fixed investment of $100 as of December 31, 2019, through the end of the applicable year in the table, assuming reinvestment of dividends.

9This column (h) reports Entergy’s net income for the prior four completed fiscal years. The Company’s net income for the applicable periods are as follows: $291,273,000 for the year ended December 31, 2023; $303,327,000 for the year ended December 31, 2022; $228,824,000 for the year ended December 31, 2021; $215,073,000 for the year ended December 31, 2020.

10The PEOs and Non-PEO NEOs are compensated in accordance with Entergy’s executive compensation policies. The Company does not make independent decisions regarding the compensation of its executive officers. As a result, the company selected measure (“CSM”) reported in column (i) is Entergy’s Tax Adjusted EPS, which reflects the financial performance measure that in Entergy’s assessment represents the most important financial measure (aside from TSR) used to link CAP to Entergy's performance for the most recently completed fiscal year. ETR Tax Adjusted EPS is based on Entergy's Adjusted EPS, a non-GAAP financial measure which is the earnings measure by which Entergy provides external guidance, and excludes the effects of certain adjustments, which are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. ETR Adjusted EPS is then adjusted to add back 50% of the net effect (positive or negative) of significant tax strategy items and to eliminate the effect of the Pre-Determined Exclusions (as defined earlier in the CD&A). See Appendix A for the reconciliation of ETR Tax Adjusted EPS to GAAP results.

Entergy Texas Information Statement |	51

EXECUTIVE OFFICER COMPENSATION
Performance Measures Used to Link Entergy's Performance and Compensation Actually Paid to the NEOs
The following is a list of performance measures, which in Entergy’s assessment represent the most important performance measures used by Entergy to link CAP to the NEOs for 2023 to the performance of Entergy and its subsidiaries, including the Company. These measures include Entergy’s CSM, ETR Tax Adjusted EPS, set forth in column (i) of the PVP Table. As described in the CD&A, Entergy supplements its financial performance measures with ESG goals relating to safety, DIB, environmental stewardship, and customer NPS to demonstrate Entergy’s strong commitment to its ESG goals and to more directly link executive compensation to successful execution on Entergy’s strategies to achieve those objectives. Please see the CD&A for a further description of the financial metrics listed below as well as the ESG metrics used in Entergy’s 2023 executive compensation program.
•ETR Tax Adjusted EPS
•Adjusted FFO / Debt Ratio
•Relative Total Shareholder Return
Relationship Between Pay and Performance
The relationship over each of the years reported in the PVP Table between CAP to the PEOs and the average CAP to the Non-PEO NEOs (columns (c) and (e) of the PVP Table) to each of the metrics set forth in columns (f), (g), (h) and (i) of the PVP Table is illustrated as follows:
PEO and Average Non-PEO NEO CAP versus Entergy's Cumulative TSR and Philadelphia Utility Index Cumulative TSR*
The chart below illustrates the relationship between the CAP amounts for the PEOs and the Non-PEO NEOs to Entergy's TSR as well as the TSR of Entergy as compared to the Philadelphia Utility Index.

$15.00
$10.00
$5.00
$0.00
Compensation ($Millions)
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return Value $100 Invested on 12/31/19
$100
$102.72
$121.46
$122.25
$111.05
$100
$86.29
$101.07
$104.64
$98.28
2020
2021
2022
2023
1st PEO CAP
2nd PEO CAP (Current CEO)
NEO CAP
ETR
UTY

* The Company does not have publicly traded common stock, and equity awards granted to the PEOs and Non-PEO NEOs are all based in Entergy common stock. As a result, the amounts reported in the above chart represent Entergy’s TSR for the prior four completed fiscal years.

52	| Entergy Texas Information Statement

EXECUTIVE OFFICER COMPENSATION
PEO and Average Non-PEO NEO CAP versus Entergy's Net Income*
The chart below illustrates the relationship between the CAP amounts for the PEOs and the Non-PEO NEOs to Entergy's GAAP net income.

$15.00
$10.00
$5.00
$0.00
Compensation ($Millions)
$2,600,000
$2,400,000
$2,200,000
$2,000,000
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Net Income ($Thousands)
2020
2021
2022
2023
1st PEO CAP
2nd PEO CAP (Current CEO)
NEO CAP
Net Income

* The Company’s net income for the applicable periods are as follows: $291,273,000 for the year ended December 31, 2023; $303,327,000 for the year ended December 31, 2022; $228,824,000 for the year ended December 31, 2021; $215,073,000 for the year ended December 31, 2020.
PEO and Average Non-PEO NEO CAP versus ETR Tax Adjusted EPS (CSM)
The chart below illustrates the relationship between the CAP amounts for the PEOs and the Non-PEO NEOs to Entergy’s CSM, ETR Tax Adjusted EPS. The PEOs and Non-PEO NEOs are compensated in accordance with Entergy’s executive compensation policies. The Company does not make independent decisions regarding the compensation of its executive officers. As a result, the CSM illustrated below is Entergy’s Tax Adjusted EPS, which reflects the financial performance measure that in Entergy’s assessment represents the most important financial measure (aside from TSR) used to link CAP to company performance for the most recently completed fiscal year.

$15.00
$10.00
$5.00
$0.00
Compensation ($Millions)
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
ETR Tax Adjusted EPS ($)
2020
2021
2022
2023
1st PEO CAP
2nd PEO CAP (Current CEO)
NEO CAP
ETR Tax Adjusted EPS

Entergy Texas Information Statement |	53

Other Important Matters

Other Matters
No matters other than those discussed in this Information Statement are contained in the Shareholder Consent signed by the Common Shareholder.

Dissenters’ Rights
Under Texas law, there are no dissenters’ rights available to our shareholders in connection with any of the actions approved in the Shareholder Consent.
Interests Of Certain Persons In Or Opposition To Matters Acted Upon
No officer or director of the Company has any substantial interest in the matters acted upon, other than his or her role as an officer or director of the Company. No director of the Company opposed the action taken pursuant to the Shareholder Consent.

Security Ownership of Certain Beneficial Owners and Management
Entergy owns 100% of all of the outstanding shares of our common stock (46,525,000 shares) and our Series B Preferred Stock (150,000 shares). None of the Company’s directors or officers own any of the Company’s equity securities.

The following table sets forth the beneficial ownership of Entergy common stock and Entergy stock-based units as of July 1, 2024, for the Company’s directors and NEOs and the Company’s directors and executive officers as a group. Unless otherwise noted, each person had sole voting and investment power over the number of shares of Entergy common stock and Entergy stock-based units set forth across from his or her name.

Name[1]	Shares[2]	Options Exercisable Within 60 Days
Eliecer Viamontes	9,767	7,836
Marcus V. Brown	18,699	51,909
Kimberly A. Fontan	17,261	28,225
Andrew S. Marsh	151,878	309,714
Peter S. Norgeot, Jr.	37,888	62,245
Roderick K. West	62,666	120,759
All directors and executive officers as a group (7 persons)	301,106	584,024
1The beneficial ownership of Entergy common stock and stock-based units owned by each individual and by all of our directors and executive officers as a group does not exceed one percent of Entergy’s outstanding shares of common stock.
2The balances in this column also include shares of common stock held in the Entergy Savings Plan (401(k)) by Messrs. Brown, Marsh, Viamontes and West and Ms. Fontan. For Mr. Viamontes, the balance in this column also includes shares of Entergy common stock held by his spouse.
Expense Of Information Statement
The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Preferred Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

54	| Entergy Texas Information Statement

Other Important Matters
Delivery Of Documents To Shareholders Sharing An Address
Only a single copy of the Notice of Internet Availability (the “Notice”) or, if you requested printed versions by mail, this Information Statement and the Annual Report are being delivered to multiple shareholders who share the same address, unless the Company has received contrary instructions from one or more of the shareholders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement and the Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Notice or, if you requested printed versions by mail, the Information Statement and Annual Report by sending a written request to the Company at the address below or by calling the Company at 504-576-5225 and requesting copies of the Information Statement and Annual Report. A shareholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

How To Obtain Our Annual Report

A copy of our Annual Report, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Entergy Corporation
Investor Relations
P. O. Box 61000
New Orleans, Louisiana 70161

You may also obtain our Annual Report over the Internet at the SEC’s web site, https://www.sec.gov.

By order of the Board of Directors,
Eliecer Viamontes
Chairman of the Board, President and Chief Executive Officer
Dated: July 12, 2024

Entergy Texas Information Statement |	55

Appendix A
Information Regarding GAAP and Non-GAAP Financial Measures
Entergy reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, Entergy believes that certain non-GAAP financial measures calculated on an adjusted basis provide useful information to investors in evaluating the ongoing results of Entergy’s business and assist investors in comparing Entergy’s operating performance to the operating performance of other companies in the utility sector. Entergy uses the non-GAAP measure of Entergy Adjusted Earnings and Entergy Adjusted Earnings Per Share (ETR Adjusted EPS), which excludes the effect of certain “adjustments.” Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items.

The financial measure used in Entergy's 2023 annual incentive program, ETR Tax Adjusted Earnings Per Share ("ETR Tax Adjusted EPS"), is a non-GAAP measure based on the externally reported ETR Adjusted EPS, which is then adjusted to add back 50% of the net effect (positive or negative) of significant tax strategy items and to eliminate the effect of: (i) major storms, including the impact on total debt of pending securitizations; (ii) resolutions during the year of certain unresolved regulatory litigation matters; (iii) unrealized gains or losses on equity securities; (iv) effects of income tax law changes; and (v) any adjustments to contributions to pension investments or trusts related to post-retirement benefits that are elective and deviate from original plan assumptions (collectively, the Pre-Determined Exclusions).

The credit measure used in Entergy's long-term incentive performance unit program for the 2021-2023 performance period, Adjusted FFO/Debt Ratio, is a non-GAAP measure and is the ratio of: (i) adjusted funds from operations calculated as consolidated operating cash flow adjusted for allowance for funds used during construction, working capital and the effects of securitization revenue, and the Pre-Determined Exclusions to (ii) total consolidated debt, excluding outstanding or pending securitization debt.
Reconciliations of ETR Adjusted EPS and FFO/Debt (excluding securitization debt) are provided within this Appendix A beginning on the following page. These non-GAAP financial measures should be viewed in addition to, and not as an alternative for Entergy's reported results prepared in accordance with GAAP.

Entergy 2024 Information Statement |	A-1

Appendix A
GAAP to Non-GAAP Reconciliation – 2023, 2022 and 2021 ETR Adjusted Earnings
Pre-tax except for income taxes and totals; $ in millions

	2023	2022	2021
Net income (loss) attributable to ETR Corp.	2,357	1,103	1,118
Less adjustments:
Utility
Customer sharing of tax benefits as a result of the 2016–2018 IRS audit resolution	(98)	-	-
E-AR write-off of assets related to the ANO stator incident	(78)	-	-
Impacts from storm cost approvals and securitizations, including customer sharing (excluding income tax items below)	(87)	(215)	-
SERI regulatory charge resulting from partial settlement and offer of settlement for pending litigation	-	(551)	-
Impacts from FERC’s December 2022 SERI order on the sale-leaseback complaint	-	20	-
Gain on sale	-	-	15
Income tax effect on Utility adjustments above	73	183	(4)
2016–2018 IRS audit resolution	568	-	-
E-LA reversal of regulatory liability associated with Hurricane Isaac securitization, initially recorded in 2017 as a result of the TCJA	106	-	-
E-LA income tax benefit resulting from securitization	129	283	-
Income tax valuation allowance	-	-	(8)
Provision for uncertain tax position	-	-	(5)
State corporate income tax rate change	-	-	29
Total Utility	611	(280)	27

Parent & Other
EWC (a)
Income before income taxes	-	119	(146)
Income taxes	-	(54)	25
Preferred dividend requirement	-	(2)	(2)
Total 2022 EWC	-	63	(123)
All Other
2016–2018 IRS audit resolution	275	-	-
DOE spent nuclear fuel litigation settlement (IPEC)	40	-	-
Income tax effect on adjustments above	(9)	-	-
State corporate income tax rate change	-	-	(1)
Total Parent & Other	307	63	(124)

Total adjustments	919	(217)	(97)
ETR adjusted earnings	1,438	1,320	1,215

Diluted average number of common shares outstanding (in millions)	212	206	202

Calculations may differ due to rounding
(a)     In 2022, the wind down of EWC was completed and that business is no longer a reportable segment. Starting in 2023, the remaining activity from EWC is included in Parent & Other. For comparability, EWC 2021 and 2022 results are also included in Parent & Other.

A-2	| Entergy Texas 2024 Information Statement

Appendix A
GAAP to Non-GAAP Reconciliation – 2023, 2022 and 2021 ETR Adjusted Earnings

After-tax, per share in $ (b)

	2023	2022	2021
Net income (loss attributable to ETR Corp	11.10	5.37	5.54
Less adjustments:
Utility
Customer sharing of tax benefits as a result of the 2016–2018 IRS audit resolution	(0.34)	-	-
E-AR write-off of assets related to the ANO stator incident	(0.28)	-	-
Impacts from storm cost approvals and securitizations, including customer sharing (excluding income tax items below)	(0.29)	(0.79)	-
SERI regulatory charge resulting from partial settlement and offer of settlement for pending litigation	-	(2.01)	-
Impacts from FERC’s December 2022 SERI order on the sale-leaseback complaint	-	0.06	-
2016–2018 IRS audit resolution	2.67	-	-
E-LA reversal of regulatory liability associated with Hurricane Isaac securitization, initially recorded in 2017 as a result of the TCJA	0.50	-	-
E-LA income tax benefit resulting from securitization	0.61	1.38	-
Gain on sale	-	-	0.05
Income tax valuation allowance	-	-	(0.04)
Provision for uncertain tax position	-	-	(0.02)
State corporate income tax rate change	-	-	0.14
Total Utility	2.88	(1.36)	0.13

Parent & Other
Total EWC (c)	-	0.31	(0.61)
2016–2018 IRS audit resolution	1.30	-	-
DOE spent nuclear fuel litigation settlement (IPEC)	0.15	-	-
State corporate income tax rate change	-	-	-
Total Parent & Other	1.45	0.31	(0.61)
Total adjustments	4.33	(1.05)	(0.48)
ETR adjusted earnings	6.77	6.42	6.02

Calculations may differ due to rounding
(b)      Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.
(c)      In 2022, the wind down of EWC was completed and that business is no longer a reportable segment. Starting in 2023, the remaining activity from EWC is included in Parent & Other. For comparability, EWC 2021 and 2022 results are also included in Parent & Other.

Entergy Texas 2024 Information Statement |	A-3

Appendix A

GAAP to Non-GAAP Reconciliation – FFO/Debt (excluding securitization debt)
($ in millions except where noted)
		2023
Total debt	(A)	26,335
Less securitization debt	(B)	263
Total debt, excluding securitization debt	(C=A-B)	26,072

Net cash flow provided by operating activities	(D)	4,294

AFUDC – borrowed funds	(E)	(40)

Working capital items in net cash flow provided by operating activities:
Receivables		102
Fuel inventory		(45)
Accounts payable		(135)
Taxes accrued		10
Interest accrued		19
Deferred fuel costs		759
Other working capital accounts		(210)
Securitization regulatory charges		31
Total	(F)	531

FFO (non-GAAP)	(G)=(D+E-F)	3,724

FFO/Debt (excluding securitization debt) (non-GAAP)	(G/C)	14.3%

A-4	| Entergy Texas 2024 Information Statement